Exhibit 10.1

CONTRIBUTION AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

By and Among

Asset Managers, Inc.

D&A Daily Mortgage Fund III, L.P.
D&A Semi-Annual Mortgage Fund III, L.P.
D&A Intermediate-Term Mortgage Fund III, L.P.
American Spectrum Realty, Inc.
American Spectrum Dunham Properties LLC
American Spectrum Operating Partnership, L.P.

Effective Date:  December __, 2013

(i)

(ii)

		Page

16.4	Governing Law	38
16.5	Partial Invalidity	38
16.6	No Implied Agreement	38
16.7	Facsimile or Electronic Mail Signatures	38
16.8	Waivers	38
16.9	Time of Essence	38
16.10	Construction	38
16.11	Business Day	39
16.12	Currency	39
16.13	Multiple Counterparts	39

(iii)

Page

Exhibits

1.16	Existing Financing

1.25	Preliminary Title Reports

1.26	Identification of Projects

3.2.2	Allocation of Senior Preferred Stock Among Dunham Funds

3.3.1	Allocation of Net Contribution Value Among Projects

3.3.2	Examples of Sale Payments, Participation Payments and Deficit Payments

6.4.1	Form of Deed

6.4.2	Form of Bill of Sale

6.4.3	Form of Tenant Lease Assignment

6.4.4	Form of General Assignment

6.4.9	Form of Assignment of Interest

6.4.10A	Form of Federal Non-Foreign Certificate

6.4.10B	Form of California Non-Foreign Certificate

6.4.12	Form of Dunham's Affirmation Certificate

6.5.4	Form of American Spectrum's Affirmation Certificate

7.2.3	Form of Articles Supplementary

8.3.2	Rent Rolls

(iv)

CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of the Effective Date by and among Asset Managers, Inc., D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P., D&A Intermediate-Term Mortgage Fund III, L.P., American Spectrum Realty, Inc., American Spectrum Realty Operating Partnership, L.P., and American Spectrum Dunham Properties LLC.  The terms of this Agreement and the Escrow Holder's instructions are as follows

ARTICLE 1

CERTAIN DEFINITIONS AND FUNDAMENTAL PROVISIONS

Set forth below are certain definitions and fundamental provisions for the purposes of this Agreement.

1.1           AMI means Asset Managers, Inc., a California corporation.

1.2           ASROP means American Spectrum Realty Operating Partnership, L.P., a Maryland limited partnership.

1.3           Agreement means this Contribution Agreement and Joint Escrow Instructions.

1.4           American Spectrum means, collectively and jointly and severally, American Spectrum Realty, ASROP and American Spectrum Dunham Properties unless the context expressly requires that the reference is applicable only to one of such Parties whereupon such reference shall apply only to such Party.

1.5           American Spectrum Dunham Properties means American Spectrum Dunham Properties LLC, a Delaware limited liability company and a wholly owned subsidiary of American Spectrum and a special purpose entity organized for the purpose of acquiring and owning the Projects and the Nevada Treasure Interest pursuant to this Agreement.

1.6           American Spectrum Realty means American Spectrum Realty, Inc., a Maryland corporation.

1.7           American Spectrum's Representative means William J. Carden.

1.8           Closing Date means the date (but not later than the 3rd Business Day after the satisfaction or waiver of the last of the conditions set forth in Article 7, other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such condition) on which the Closing actually occurs.

1.9           Contribution Value means Eighty-Four Million Eight Hundred Twenty-Thousand Dollars ($84,820,000).

1.10           Daily Fund means D&A Daily Mortgage Fund III, L.P., a California limited partnership, the general partner of which is AMI.

1.11           Due Diligence Materials means those items, documents, correspondence and other matters described in that certain Drop Box entitled “American Spectrum Realty.”

1.12           Dunham means AMI, Daily Fund, Semi-Annual Fund and Intermediate Fund collectively and jointly and severally unless the context expressly requires that the reference is applicable to one of such Parties whereupon such reference shall apply only to such Party.

1.13           Dunham Funds means Daily Fund, Semi-Annual Fund and Intermediate Fund, together with their respective successors and assigns, collectively unless the context expressly requires that the reference is applicable to one of such Parties whereupon such reference shall apply only to such Party.

1.14           Dunham's Representative means Jeffrey Dunham or Neil Gascon, individually and collectively.

1.15           Escrow Holder means First American Title Insurance Company whose address is:

First American Title Insurance Company
18500 Von Karman Avenue, Suite 600
Irvine, California 92612
Attn:  Patty Beverly
Facsimile No.:  877-372-0260
Telephone No.:  949-885-2465
E-Mail Address:  pbeverly@firstam.com
Escrow No.:  NCS-636862

1.16           Existing Financing means the indebtedness described on Exhibit 1.16 attached hereto with an outstanding unpaid principal balance of approximately Seventeen Million Two Hundred Thousand Dollars ($17,200,000) as of the Effective Date, which Exhibit describes the Existing Financing on a Project by Project basis and lists each of the documents which evidences, secures and/or governs the Existing Financing ("Existing Financing Documents").

1.17           Improvements means all buildings, fixtures, structures, parking areas, landscaping and other improvements now or hereafter constructed and located on the Land, together with all machinery and mechanical, electrical, HVAC and plumbing systems (other than Personal Property) used in the operation of the Land, but excluding any such items owned by Tenants in possession or public or private utilities or contractors under contract.

1.18           Intermediate Fund means D&A Intermediate-Term Mortgage Fund III, L.P., a California limited partnership, the general partner of which is AMI.

1.19           Land means that certain real property described in and the subject of the Preliminary Title Reports, together with all right, title and interest, if any, of any Owner in and to (i) all strips and gores and any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining a Project, (ii) any real property owned, claimed or fenced by any Owner which adjoins a Project, (iii) any unpaid award made or to be made for the taking by condemnation or otherwise of a Project, for public or quasi-public use or purpose of such right, title or interest, (iv) any unpaid award for damage to any or all of the Land by reason of change of grade of any such street, road or avenue, (v) all easements, right-of-way, privileges, licenses (written or oral), and (vi) any and all development rights, mineral rights, oil and gas rights, and other intangible rights, titles, interests, privileges and appurtenances of every kind and description appurtenant to or benefiting a Project.

1.20           Net Contribution Value means the Contribution Value less the sum of the principal amount of the Existing Financing on the Closing plus or minus any adjustments to be debited or credited, as applicable, to American Spectrum pursuant to Section 6.6.

1.21           Nevada Treasure means Nevada Treasure RV Resort, LLC, a Nevada limited liability company.

1.22           Nevada Treasure Interest means one hundred percent (100%) of the limited liability company interest and/or other equity or ownership interest in Nevada Treasure.

1.23           Observer has the meaning set forth in Section 3.5

1.24           Senior Preferred Stock has the meaning set forth in Section 3.2.2.

1.25           Preliminary Title Reports means those Preliminary Title Reports issued by the Title Company with respect to each Property listed on Exhibit 1.25.

1.26           Project(s) means, collectively, (a) the Nevada Treasure Interest, and (b) all of Dunham’s right, title and interest, in and to the Land described in each of the Preliminary Title Reports together with the Improvements thereon.  Each of the Projects is identified on Exhibit 1.26 attached hereto and shall be conveyed to American Spectrum Dunham Properties pursuant to the terms and conditions of this Agreement.

1.27           San Jacinto means the Project identified on Exhibit 1.27 as San Jacinto.

1.28           Semi-Annual Fund means D&A Semi-Annual Mortgage Fund III, L.P., a California limited partnership, the general partner of which is AMI.

1.29           Survival Period means the period commencing on the Closing and ending December 31, 2014.

1.30           Title Company means First American Title Insurance Company whose address is.

First American Title Insurance Company
5 First American Way
Santa Ana, California 92707
Attn:  Vince Tocco and Linda Slavik
Facsimile No.:  877-461-2094
Telephone No.:  858-410-3886
E-Mail Address:  vtocco@firstam.com

In addition to those terms defined above, capitalized terms used in this Agreement shall have the meanings following the use of such terms or, if no definition is so set forth, such capitalized terms shall have the meanings set forth in the Glossary of Terms attached to this Agreement.

ARTICLE 2

CONTRIBUTION OF PROJECTS AND ISSUANCE OF SENIOR PREFERRED STOCK

On the Closing Date, Dunham hereby agrees to contribute each of the Projects to American Spectrum Dunham Properties, and, in consideration thereof, American Spectrum Realty agrees to issue to Dunham the Senior Preferred Stock, all upon the terms and conditions set forth in this Agreement.  The Senior Preferred Stock shall be allocated among and issued to the Dunham Funds in proportion to each such entity’s respective share of the Net Contribution Value in accordance with Section 3.2.2.

ARTICLE 3

CONTRIBUTION VALUE AND PAYMENT OF CONTRIBUTION VALUE

3.1           Contribution Value.  The aggregate Contribution Value for the contribution and conveyance of the Projects is specified in Article 1.

3.2           Payment of Contribution Value.  The Contribution Value shall be payable by American Spectrum to Dunham as follows:

3.2.1           Assumption of Existing Financing.  American Spectrum Dunham Properties shall acquire the Projects subject to the Existing Financing (except that the Existing Financing affecting San Jacinto which shall be released and expunged by Dunham from the Official Records on or prior to Closing).  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, American Spectrum hereby assumes and agrees to pay, perform and discharge, as and when due, any and all obligations owing with respect to the Existing Financing, together with any and all costs, fees, expenses and other amounts associated therewith which accrue and are payable on or after the Closing Date.  Dunham hereby agrees and/or represents and warrants that it has paid or will pay, has performed and discharged or will perform and discharge any obligations owing with respect to the Existing Financing together with any and all costs, fees, expenses and other amounts associated therewith which have accrued and/or will accrue prior to the Closing Date.  Notwithstanding anything  in this Agreement to the contrary, American Spectrum shall be solely responsible for any and all amounts which become due and payable with respect to the Existing Financing as a result of the assumption by American Spectrum of the Existing Financing, including without limitation, any penalties, assumption costs or related costs fees or expenses; provided, however, for all purposes, American Spectrum shall not be in default of any obligation to Dunham or the holder of any Senior Preferred Stock or the holder of any Dunham Note by reason of any default under the Existing Financing which (a) arose prior to the Closing or (b) arises by reason of the transactions described in this Agreement (including the assumption of the Existing Financing without consent of the holder of the Existing Financing) unless and until the holder of the applicable Existing Financing forecloses upon or otherwise acquires the Project which is governed by a lien created by such Existing Financing.  At Closing, the amount of the then outstanding principal balance of the Existing Financing shall be applied and credited toward payment of the Contribution Value.  American Spectrum hereby agrees, from and after the Closing, to indemnify, defend and hold harmless Dunham and its respective partners, directors, managers, officers, employees, affiliates and representatives from and against any and all losses, liabilities, damages, claims, suits, settlements, liabilities, costs, expenses and other amounts (including reasonable attorneys fees) arising out of or related to a breach by American Spectrum of its obligations set forth in this Section 3.2.1 with respect to the Existing Financing (except the Existing Financing affecting the San Jacinto Project). Dunham hereby agrees, from and after the Closing, to indemnify, defend and hold harmless American Spectrum and its respective partners, directors, managers, officers, employees, affiliates and representatives from and against any and all losses, liabilities, damages, claims, suits, settlements, liabilities, costs, expenses and other amounts (including reasonable attorneys fees) arising out of or related to a breach by Dunham of its obligations set forth in this Section 3.2.1 with respect to the Existing Financing.

3.2.2           Senior Preferred Stock.  In accordance with Section 6.5, American Spectrum Realty shall deposit into Escrow Certificates (the "Senior Preferred Stock Certificates") evidencing the Senior Preferred Stock to be designated “8% Cumulative Preferred Stock, Series B” ("Senior Preferred Stock") to be issued by American Spectrum Realty to Daily Fund, Semi-Annual Fund and Intermediate Fund.  The value of the Senior Preferred Stock shall equal the Net Contribution Value.  At the Closing, each of the Dunham Funds shall be issued a Senior Preferred Stock Certificate for that number of shares of Senior Preferred Stock set forth opposite its name on Exhibit 3.2.2 attached hereto.  The Senior Preferred Stock shall have those rights, preferences and privileges set forth in the Articles Supplementary (hereinbelow defined).

(a)
Senior Preferred Stock Dividend.  As set forth in more detail in the Articles Supplementary, the Senior Preferred Stock shall earn a dividend calculated like simple interest as follows: (i) at the rate of eight percent (8%) per annum on the then outstanding Net Contribution Value for the period commencing on the Closing Date and terminating on December 31, 2014 (the “Initial Interest Period”), and (ii) thereafter until the Senior Preferred Stock has been redeemed in full, at the rate of twelve percent (12%) per annum on the then outstanding Net Contribution Value.  The accrued and outstanding dividend shall be paid monthly on the first business day of each calendar month commencing January 1, 2014 (each, a “Dividend Payment”); provided, however, that in connection with each Dividend Payment attributable to the Initial Interest Period, only fifty percent (50%) of the accrued dividend payable with respect each Dividend Payment shall be payable in connection with the applicable Dividend Payment and the balance of such dividend shall accrue and be paid in one lump sum payment on December 1, 2015, which accrued amount shall earn simple interest at the same rate as the then applicable dividend rate of the Senior Preferred Stock.  All Dividend Payments shall be paid electronically via wire transfer of immediately available funds to account(s) designated by Dunham.

(b)
Redemption of Senior Preferred Stock.  As set forth more fully in the Articles Supplementary, American Spectrum Realty shall be obligated to redeem the Senior Preferred Stock issued to each of the Dunham Funds, pro rata in accordance with the Senior Preferred Stock held by each of the Dunham Funds, as follows: (i) an aggregate of Seventeen Million Dollars ($17,000,000) on December 1, 2014 in consideration of approximately twenty-five percent (25%) of the Senior Preferred Stock, (ii) an aggregate of Seventeen Million Dollars ($17,000,000) on June 1, 2015 in consideration of twenty-five percent (25%) of the Senior Preferred Stock and (iii) on December 1, 2015 an amount equal to the Net Contribution Value less the amounts theretofore paid in consideration of the redemption of Senior Preferred Stock in consideration of the balance of the unredeemed Senior Preferred Stock (each a "Redemption Payment").  Upon redemption of any of the Senior Preferred Stock (A) the accrued but unpaid dividend with respect to such redeemed Senior Preferred Stock shall also be paid to the holder of the Senior Preferred Stock being so redeemed and (B) the Net Contribution Value shall be reduced for purposes of determining the dividend to be earned thereon.  Notwithstanding the foregoing, the accrued and unpaid dividend on the Senior Preferred Stock that would not otherwise be payable until December 1, 2015 shall continue to accrue and earn interest as herein provided and be payable on December 1, 2015.  Any Sale Payments (herein below defined) paid with respect to the Senior Preferred Stock pursuant to this Agreement (x) shall reduce the Net Contribution Value by the amount of such Sale Payment when such Sale Payment is made and (y) shall be credited to the next Redemption Payment required to be made by American Spectrum Realty.  Participation Payments (herein below defined) shall not reduce the Net Contribution Value or be credited to any Redemption Payment.  All Redemption Payments, Sale Payments and Participation Payments shall be paid electronically via wire transfer of immediately available funds to account(s) designated by Dunham.

(c)
Unconditional Payments.  Notwithstanding anything in this Agreement to the contrary, the obligations of American Spectrum Realty to make the Dividend Payments and the Redemption Payments pursuant to the schedule set forth herein and in the Articles Supplementary is not conditioned in any way upon any future sales or refinancings by American Spectrum Dunham Properties of any of the Projects.

(d)	Articles Supplementary. In the event of any conflict between the terms of the Articles Supplementary and this Agreement, the Articles Supplementary shall control.

(e)
Compliance Certificate.  If the Chief Executive Officer or Chief Financial Officer of American Spectrum Realty certifies to a third party lender that American Spectrum Realty or any of its subsidiaries is in compliance with its organizational documents (including the Articles Supplementary) and that no consents (other than those obtained) are required for any transaction, such third party lender shall have the right to conclusively rely on such certificate.  American Spectrum Realty shall as soon as practicable provide a copy of any such certificate to Dunham.

3.3           Allocation of Contribution Value, Sale Payment and Participation Payment.

3.3.1           Allocation of Contribution Value.  Exhibit 3.3.1 sets forth the mutually agreed upon allocation of the Net Contribution Value to each Project as of the Closing Date (the "Project Allocation Amount").

3.3.2           Sale Payment and Participation Payments.  As set forth more fully in the Articles Supplementary (except as otherwise provided in this Agreement) when a Project is sold after the Closing to a Person unrelated to American Spectrum (excluding the granting of any deed of trust or mortgage to secure the repayment of any financing or refinancing), American Spectrum Realty shall pay to the holders of the Senior Preferred Stock at the closing of such sale, pro rata to the then outstanding Senior Preferred Stock then held by each such holder, the sum of the following:

(a)	Sale Payment. A payment (the "Sale Payment") in an amount equal to the following:

(i)
if the gross sales price for such Project exceeds the Project Allocation Amount with respect to such Project, an amount equal to fifty percent (50%) of the difference between the applicable Project Allocation Amount for such Project and the indebtedness secured by the Project which is repaid at the closing of such sale; or

(ii)
if the Project Allocation Amount with respect to such Project exceeds the gross sales price for such Project, an amount equal to fifty percent (50%) of the difference between the gross sales price for such Project and the indebtedness secured by such Project which is repaid at the closing of such sale.

The Dunham Loan will be evidenced by two (2) separate Secured Promissory  Notes (each, a “Dunham Note”), each in the original principal amount of $3,000,000.  The repayment of each of the Dunham Notes will be secured by, among other things, a deed of trust on one or more of the Projects.  As set forth in each of the Dunham Notes, the lenders thereunder have agreed that, in connection with the sale of one or more of the Projects securing repayment of such Dunham Note, that in lieu of repaying the applicable Note with the proceeds from such transaction that the applicable Project may be replaced by a substitute property (including one or more of the Projects) (a “Substitute Property”) on terms and conditions set forth in the applicable Dunham Note.  In the event a Project securing repayment of a Dunham Note is properly replaced by a Substitute Property in accordance with the terms of the Note, then for purposes of calculating the Sale Payments for purposes of Section 3.3.2(a)(i) and (ii), the amount owing under the applicable Dunham Note shall not be included in calculating the aggregate indebtedness being repaid at the closing of such sale.

(b)
Participation Payment.  Subject to the provisions of Section 3.3.3, in the event the gross sales price of a Project exceeds the Project Allocation Amount for such Project,  a payment ("Participation Payment") in an amount equal to twenty-five percent (25%) of the Profits (herein below defined) attributable to the sale of such Project shall be paid to the Dunham Funds, pro rata to each based on the Project Allocation Amount of the properties contributed by each of the Dunham Funds pursuant to this Agreement.  For purposes hereof, the term “Profits” with respect to the sale of a Project shall be an amount equal to the gross sales price of such Project, less the sum of the following:

(i)	the applicable Project Allocation Amount, plus

(ii)	any amounts paid by American Spectrum to third parties with respect to such Project to make capital improvements thereto or to pay to third party brokers to secure leases thereof, plus

(iii)
any third-party costs incurred by American Spectrum to sell or market such Project, including the cost of marketing materials, broker commissions, consultant fees (including reasonable attorneys and accountants, etc.), plus

(iv)	normal and customary third-party closing costs paid by American Spectrum in connection with the sale of such Project.

For purposes of calculating Profits, there shall not be deducted from the gross sales price of such Project fees paid to American Spectrum or any other "soft" costs of American Spectrum Dunham Properties other than as specified above, including without limitation, any fees or interest paid to American Spectrum or interest expense paid by American Spectrum, property taxes, insurance, or the net income or loss generated from rents or operating activities with respect to such Project.  Exhibit 3.3.2 sets forth examples with respect to the making of a Sale Payment and a Participation Payment.

(c)
Termination of Sale Payments; Survival of Participation Payments.  American Spectrum Dunham Properties’ obligation to make any Sale Payment pursuant to this Section 3.3.2 shall terminate upon the redemption in full of the Senior Preferred Stock.  Additionally, American Spectrum Dunham Properties’ obligation to make any Participation Payment shall survive the redemption in full of the Senior Preferred Stock and shall continue until all of the Projects have been sold by American Spectrum Dunham Properties.

(d)
Transfer of Senior Preferred Stock. In the event of any transfer or assignment of any Senior Preferred Stock by the holder thereof, such holder shall be obligated to transfer and assign to the applicable recipient such holder’s rights to receive the Sale Payments attributable to the applicable Senior Preferred Stock in connection with such transfer or assignment, and such transferee shall acknowledge in writing that such transferee is taking the Senior Preferred Stock subject to the applicable provisions of this Agreement.

3.3.3           Deficit Payments.  In the event the gross sales price for any Project is less than the Project Allocation Amount with respect to such Project (such difference being called the “Deficit,”), then one hundred percent (100%) of the Profits associated with future sales of Projects shall be paid to the then holders of the Senior Preferred Stock, pro rata to each based on the then outstanding shares of Senior Preferred Stock, until the aggregate Deficit has been paid in full (each, a “Deficit Payment”).  All such Deficit Payments pursuant to this Section 3.3.3. shall be treated as a Sales Payment.  Exhibit 3.3.2 sets forth examples with respect to the making of a Deficit Payment.

3.4           Project Indebtedness.  American Spectrum covenants that it shall not finance or refinance any Project that results in the aggregate outstanding indebtedness on any Project (including Nevada Treasure) to exceed at any time forty percent (40%) of the Project Allocation Amount of such Project (the “Indebtedness Limit”).  American Spectrum further covenants that it shall not permit any loan covenant that restricts or limits in any manner the payments owing with respect to the Senior Preferred Stock hereunder and under the Articles Supplementary.  The Limited Liability Company Agreement of American Spectrum Dunham Properties shall contain covenants and restrictions evidencing the rights granted with respect to the Senior Preferred Stock pursuant to this Section 3.4, which covenants and restrictions may not be amended without the prior written consent of AMI.  Notwithstanding anything contained herein to the contrary, (a) the Existing Indebtedness (excluding any refinance of all or any portion of the Existing Financing) shall not constitute a breach of this Section 3.4 to the extent the Existing Financing with respect to any Project securing the Existing Financing exceeds the Indebtedness Limit for such Project, and (b) the Dunham Loans shall not constitute a breach of this Section 3.4 to the extent the Dunham Loans with respect to any Project securing the Dunham Loans exceeds the Indebtedness Limit for such Project.

3.5           Board Observer Rights. For so long as Dunham Funds hold (and continue to hold) any of the Senior Preferred Stock, American Spectrum Realty shall permit a designee of Dunham Funds, reasonably approved by the Board of Directors (the "Observer"), to attend all meetings of its Board of Directors (whether in person, telephonic or other) (other than meetings of a committee of the Board of Directors, unless other observers of the Board of Directors are permitted to attend such meetings) in a nonvoting observer capacity and, in this respect, shall provide the Observer, concurrently with the members of the Board of Directors, with copies of all notices, minutes, consents, and other materials that it provided to such members (other than in meetings of a committee of the Board of Directors, unless other observers of the Board of Directors are provided such materials); provided, however, that the Observer agrees to hold in confidence and trust all information so provided to it or learned by it in connection with its rights hereunder; it being understood and agreed that, notwithstanding the foregoing, the Observer shall be permitted to use or disclose such information to Dunham Funds and its affiliates in connection with managing its investment in American Spectrum Realty; and provided, further, that American Spectrum Realty reserves the right to withhold any information or to exclude the Observer from any meeting or portion thereof if (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between American Spectrum Realty and its counsel; or (ii) access to such information or attendance at such meeting could result in a conflict of interest between Dunham Funds or its representative and American Spectrum Realty.  If requested, the Observer shall execute a standard non-disclosure agreement with respect to the information disclosed in any such board meeting.  The initial Observer shall be Jeffrey Dunham, who may be replaced at any time by unanimous consent of the Dunham Funds, provided, however, that the replacement of Jeffrey Dunham by anybody other than Denise Iverson shall require the consent of American Spectrum Realty (which may not be unreasonably withheld).

3.6           American Spectrum Realty Obligations.  American Spectrum Realty hereby agrees that it shall be jointly and severally liable for the performance and satisfaction of any and all of American Spectrum Dunham Properties' obligations owing under this Agreement or any of the other transaction documents entered into in connection herewith.

3.7           Joint Ventures.  American Spectrum may transfer, assign, contribute or otherwise convey one or more of the Projects to a joint venture entity with a third party ("JV Transaction"); provided, however, that in connection with any JV Transaction, American Spectrum shall not subordinate its capital account in the joint venture entity attributable to the applicable Project to the capital account  of any other party therein (but such capital accounts may be on a pari passu basis).  In connection with any return of capital from such joint venture entity attributable to a sale of the applicable Project by the joint venture entity, the holders of the Senior Preferred Stock and the Dunham Funds shall be entitled to receive Sale Payments and Participation Payments from the cash returned to American Spectrum from the joint venture entity in accordance with the provisions of Section 3.3.2 hereof.  Notwithstanding anything contained herein to the contrary, the provisions of Section 3.4 shall apply to any Project which is transferred, assigned, contributed or otherwise conveyed to a JV Transaction, which provisions with respect to the applicable Project shall be set forth in the organizational documents of such joint venture entity (the "JV Organizational Documents").  American Spectrum shall deliver to Dunham and the holders of the Senior Preferred Stock a copy of such JV Organizational Documents promptly following the closing of any such JV Transaction.

ARTICLE 4

INTENTIONALLY OMITTED

ARTICLE 5

ENTRY, INSPECTIONS AND DUE DILIGENCE

5.1           Inspections, Tests and Studies.  Subject to the terms of this Agreement, American Spectrum shall have or has had the right to conduct such economic, market, title, survey, environmental, physical and structural examinations, inspections, tests, studies and investigations of each Property as American Spectrum deems necessary.  Dunham shall permit American Spectrum and its authorized agents and representatives to enter upon each Project at all reasonable times during normal business hours to inspect and conduct reasonably necessary tests and studies of the Project.  At Dunham's option, Dunham may be present for any inspections, tests or studies.  American Spectrum Dunham Properties shall bear the cost of all such inspections, tests and studies.  Notwithstanding the foregoing, American Spectrum shall not conduct or allow any physically intrusive testing of, on or under the Properties, without first obtaining Dunham’s prior written consent as to the timing and scope of the work to be performed and as to the contractor that American Spectrum will engage to conduct such work.

In conducting any inspections, tests or studies, American Spectrum and its authorized agents and representatives shall (a) comply with all applicable laws and all terms of the Tenant Leases regarding entry rights and obligations of Dunham to Tenants, (b)  not unreasonably disturb the Tenants or unreasonably interfere with their use of the Property pursuant to their respective Tenant Leases, (c) not unreasonably interfere with the operation, use and maintenance of the Property, (d) not damage any part of a Property or any Personal Property owned or held by any Tenant or any third party, (e) not injure or otherwise cause bodily harm to Dunham or any of its respective agents, contractors and employees or any Tenant or other third party, (f) promptly pay, when due, the cost of all inspections, tests or studies, (g) not permit any liens to attach to a Property by reason of the exercise of the rights under this Section, (h) fully restore each Property to the condition in which the same was found before any such inspections, tests or studies were undertaken, (i) not reveal or disclose any information obtained as a result of such tests, inspections and studies concerning the Property except as may otherwise be permitted in this Agreement.  If American Spectrum fails to promptly repair or restore a Property at its own expense as required above, American Spectrum agrees to reimburse Dunham for any costs incurred by Dunham to so repair or restore such Property.  The obligations set forth in this Section shall survive the Closing or any earlier termination of this Agreement.

American Spectrum agrees that it will cause it and any person accessing the Properties hereunder to be covered by not less than $1,000,000 commercial general liability insurance (with, in the case of American Spectrum’s coverage, a contractual liability endorsement, insuring its indemnity obligations under this Agreement), insuring all activity and conduct of such Person while exercising such right of access and naming Dunham and its affiliates as insureds, issued by a licensed insurance company qualified to do business in the State in which the Property in question is located and otherwise reasonably acceptable to Dunham.

5.2           Dunham's Books and Records.  During the period commencing on the date hereof and terminating on the Closing Date, Dunham shall permit American Spectrum and its authorized agents and representatives to inspect and examine all books, records and files of Dunham relating to the Property ("Dunham's Books and Records") at all reasonable times during normal business hours on not less than seventy-two (72) hours advance notice.  At Dunham's option, AMI may be present for any inspection and examination of such Dunham Books and Records.  American Spectrum shall be entitled to communicate directly with any holder of the Existing Financing, the Authorities and any Tenant in connection with the transaction contemplated by this Agreement.  American Spectrum shall bear the cost of all inspections and examinations of Dunham's Books and Records and of all communications with the holder of the Existing Financing, the Authorities or any Tenant.

5.3           Indemnity.  American Spectrum hereby agrees to indemnify, defend, protect and hold Dunham and its agents, employees, partners, shareholders, officers, directors, representatives and contractors harmless from and against any and all liens, claims, losses, liabilities, damages, costs, expenses, causes of action (including reasonable attorneys' fees and court costs) arising out of (a) American Spectrum's inspections, tests and studies (excluding the mere discovery of Hazardous Materials or other conditions that are not exacerbated by such inspections, tests and studies), (b) American Spectrum's examination and inspection of Dunham's Books and Records, (c) American Spectrum’s entry and access to the Projects, and (d)  any violation by American Spectrum of the provisions of Article 16.  The actions of American Spectrum’s agents, employees, partners, shareholders, officers, directors, representatives and contractors shall be deemed actions of American Spectrum for purposes of this indemnity.  The foregoing indemnity shall survive the Closing or any earlier termination of this Agreement.

ARTICLE 6

ESCROW

6.1           Opening of Escrow.  The Parties shall promptly cause the Opening of Escrow to occur by delivering a fully executed copy of this Agreement to Escrow Holder and requiring Escrow Holder to execute and deliver the Escrow Joinder to the Parties.  American Spectrum and Dunham hereby authorize their respective attorneys to execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transaction contemplated by this Agreement.  American Spectrum and Dunham also agree to execute, if necessary, Escrow Holder's standard or pre-printed Escrow Instructions but only to the extent the same are consistent with this Agreement and do not impose any obligations or liabilities on American Spectrum and/or Dunham not contemplated by this Agreement or reduce or restrict any rights or remedies otherwise available to American Spectrum and/or Dunham; provided, however, any such additional, supplementary and/or preprinted standard Escrow Instructions shall not supersede or conflict with this Agreement and any such conflict shall be governed by the terms of this Agreement.

6.2           Rights and Obligations of Escrow Holder.

6.2.1           Indemnification of Escrow Holder.  If this Agreement or any matter relating to this Agreement shall become the subject of any litigation or controversy, American Spectrum and Dunham agree, jointly and severally, to hold Escrow Holder free and harmless from any loss or expense, including attorneys' fees, that may be suffered by it by reason thereof except in connection with Escrow Holder's negligence, willful misconduct, or breach of its duties under this Agreement.

6.2.2           Nonliability of Escrow Holder.  Escrow Holder shall not be liable for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or rights of any Person executing such instrument, nor for failure to comply with any of the provisions of any agreement, contract or other instrument filed with Escrow Holder or referred to herein except that Escrow shall not be released from any liability arising from its negligence, willful misconduct, or breach of its duties under this Agreement.  Subject to the exceptions contained in the immediately preceding sentence, Escrow Holder's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as Escrow Holder, and for their disposition in accordance with the terms of this Agreement.  Notwithstanding the foregoing, if Escrow Holder is also acting as the Title Company under the terms of this Agreement, nothing in this Section 6.2.2 shall limit the liability of Title Company under the Title Policy.

6.3           Closing Date.  The Closing shall occur through Escrow on the Closing Date.

6.4           Dunham's Deliveries.  Dunham hereby covenants and agrees to deliver or caused to be delivered to Escrow Holder at least one (1) Business Day prior to the Closing Date the following instruments and documents with respect to each Project (other than Nevada Treasure):

6.4.1           Deed.  A deed ("Deed"), duly executed by Dunham and acknowledged, and in a form suitable for recordation in the Official Records, conveying the Project to American Spectrum Dunham Properties.  The Deed shall be in the form attached hereto as Exhibit 6.4.1 together with a customary owner’s affidavit sufficient to enable Title Company to remove the standard exceptions from the Title Policy.

6.4.2           Bill of Sale.  One (1) counterpart original of a bill of sale ("Bill of Sale") duly executed by Dunham in favor of American Spectrum Dunham Properties, assigning and conveying to American Spectrum Dunham Properties all of Dunham's right, title and interest in and to the Personal Property.  The Bill of Sale shall be in the form of attached hereto as Exhibit 6.4.2.

6.4.3           Assignment of Tenant Leases.  Two (2) counterpart originals of an Assignment of Tenant Leases ("Tenant Lease Assignment") duly executed by Dunham assigning to American Spectrum Dunham Properties all of Dunham's right, title and interest in and to the Tenant Leases.  The Tenant Lease Assignment shall be in form attached hereto as Exhibit 6.4.3.

6.4.4           General Assignment.  Two (2) counterpart originals of an assignment ("General Assignment") duly executed by Dunham assigning to American Spectrum Dunham Properties all of Dunham's right, title and interest in and to all Intangible Property.  The General Assignment shall be in the form attached hereto as Exhibit 6.4.4.

6.4.5           Tenant Notification Letter.  A letter to each of the Tenants ("Tenant Notification Letter") duly executed by Dunham and dated as of the Closing Date, notifying each Tenant that:  (a) the Project has been sold to American Spectrum Dunham Properties, (b) all of Dunham's right, title and interest in and to the Tenant Leases and Tenant Deposits have been assigned to American Spectrum Dunham Properties, including the security deposit, the amount of which shall be specified, and (c) commencing immediately, all rent and other payments and any notices under the Tenant Leases are to be paid and sent to American Spectrum Dunham Properties.

6.4.6           Non-Cash Tenant Deposits.  All letters of credit and other non-cash Tenant Deposits for which American Spectrum Dunham Properties is not receiving a credit under Section 6.6 below, together with documents of assignment running in favor of American Spectrum Dunham Properties, if any.

6.4.7           Change of Address.  Upon request of American Spectrum delivered not later than five (5) business days prior to the scheduled Closing Date, written notices executed by Dunham to each holder of the Existing Financing and to taxing Authorities having jurisdiction over a Project, changing the address for service of notice and delivery of statements and bills.

6.4.8           Lien Affidavits.  Any lien affidavits or mechanic's lien indemnifications as may be reasonably requested by the Title Company in order to issue the Title Policy, without exception for mechanics’ liens for work at the Project, that is being performed by or for Dunham.

6.4.9           Nevada Treasure Interest and Assignment of Interest.  Two counterpart originals of an assignment of interest ("Assignment of Interest") duly executed by Semi-Annual Fund assigning to American Spectrum Dunham Properties the Nevada Treasure Interest.  The Assignment of Interest shall be in the form of Exhibit 6.4.12.

In addition to the above deliveries respecting the Projects, Dunham shall deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date the following instruments and documents:

6.4.10           Non-Foreign Certification.  A certification duly executed by the Dunham Funds, as applicable, under penalty of perjury in the form of (a) the Non-Foreign Certificate Transferor's Certification of Non-Foreign Status attached hereto as Exhibit 6.4.10A ("Federal Non-Foreign Certificate") and (b) the Real Estate Withholding Exemption Certificate and Waiver Request for (California Form 593-C) attached hereto as Exhibit 6.4.10B (the "California Non-Foreign Certificate").

6.4.11           Proof of Authority.  Such proof of Dunham's authority and authorization to enter into this Agreement and to consummate the transactions contemplated by this Agreement, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Dunham to act for and bind Dunham as may be reasonably required by Title Company and/or American Spectrum.

6.4.12           Affirmation Certification.  A certificate ("Dunham's Affirmation Certificate") made by Dunham indicating all of the representations and warranties made in this Agreement by Dunham remain as of the Closing Date true, correct and complete in all material respects as if remade on such date (except to the extent any representations and warranties address matters only as of a particular date or only with respect to a specific period of time, in which case as of such date or with respect to such period).

6.4.13           Resignation Letters.  Resignation letters executed by Denise Iverson and Court Warren resigning as Managers of Nevada Treasure effective as of the Closing Date.

6.4.14           Additional Documents.  Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.5           American Spectrum's Deliveries.  American Spectrum hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder on or at least one (1) Business Day prior to the Closing Date the following:

6.5.1           Intentionally Omitted.

6.5.2           Tenant Lease Assignment.  Two (2) counterpart originals of each Tenant Lease Assignment duly executed by American Spectrum Dunham Properties.

6.5.3           General Assignment.  Two (2) counterpart originals of each General Assignment duly executed by American Spectrum Dunham Properties.

6.5.4           Affirmation Certification.  A certificate ("American Spectrum's Affirmation Certificate") made by American Spectrum Dunham Properties indicating all of the representations and warranties made in this Agreement by American Spectrum remain as of the Closing Date true, correct and complete as if remade on such date.

6.5.5           Proof of Authority.  Such proof of American Spectrum's authority and authorization to enter in this Agreement and to consummate the transactions contemplated by this Agreement, including without limitation, the filing of the Articles Supplementary and the issuance of the Senior Preferred Stock, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of American Spectrum to act for and bind American Spectrum as may be reasonably required by Dunham, including evidence of approval of this Agreement and the transactions contemplated herein  by the Board of Directors of American Spectrum Realty.

6.5.6           Additional Documents.  Any additional documents that American Spectrum, Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

On or before the first to occur of (a) ten (10) Business Days following the Closing Date , or (b) final prorations with respect to the Projects being approved in accordance herewith, American Spectrum shall instruct the transfer agent for American Spectrum Realty to issue to Daily Fund, Intermediate Fund and Semi-Annual Fund the Senior Preferred Stock Certificate(s) in accordance with Article 2.

6.6         Prorations.

6.6.1           General.  Prorations and adjustments shall be made with respect to each Project (other than Nevada Treasure).  All items to be prorated shall be prorated as of 11:59 P.M. on the day preceding the Closing Date.  For purposes of calculating prorations, American Spectrum Dunham Properties shall be deemed to be in title to the applicable Project and therefore entitled to the income and responsible for the expenses for the Closing Date.  All proration items pertaining to the month in which the Closing Date occurs shall be prorated based upon the actual number of days in such month.

6.6.2           Revenues.  Subject to the provisions of Sections 6.6.3 and 6.6.4, Revenues shall be prorated as of the Closing Date.

6.6.3           Delinquent Revenues.  Revenues are delinquent when payment thereof is due prior to the Closing Date but has not been received by the Closing Date.  Delinquent Revenues shall be prorated between Dunham and American Spectrum Dunham Properties as of the Closing Date but not until they are actually collected by American Spectrum Dunham Properties.  American Spectrum Dunham Properties shall have the right to collect any delinquent Revenues, but shall not have the obligation to do so.  American Spectrum Dunham Properties shall use commercially reasonable efforts to collect or attempt to collect delinquent Revenues but shall have no obligation to bring a lawsuit against any Tenant.  Dunham shall also have the right to collect delinquent Revenues from Tenants after the Closing, but shall not be entitled to commence any litigation or disposition or eviction proceedings against the delinquent Tenant.  Delinquent Revenues collected by American Spectrum Dunham Property, net of the reasonable costs of collection (including attorneys' fees), shall be applied first against any amount currently due and then to amounts most recently overdue.  Payments due to Dunham as a result of collected Delinquent Revenues shall be payable by American Spectrum Dunham Properties to Dunham upon receipt thereof.

6.6.4           Operating Cost Pass-Throughs, Etc.  Operating cost pass-throughs, percentage-rentals, additional rentals and other retroactive rental escalations, sums or charges (“Additional Rents”) payable by Tenants which accrue to the Closing Date but are not then due and payable, shall be prorated as of the Closing Date; provided, however, no payment thereof shall be made to Dunham unless and until American Spectrum Dunham Properties collects such revenues from the Tenants.  American Spectrum Dunham Properties shall use commercially reasonable efforts  to collect such Additional Rents on Dunham’s behalf and shall pay such amounts to Dunham promptly upon receipt.  Dunham shall also have the right to collect, after Closing, Additional Rents due to Dunham from Tenants, but shall not be entitled to commence any litigation or disposition or eviction proceeding against a Tenant.  Dunham shall not be entitled to any such Additional Rents received by American Spectrum Dunham Properties from a Tenant after the Closing Date unless such Tenant is current in its obligations under its Tenant Lease for periods occurring from and after the Closing.  Such Additional Rents collected by American Spectrum Dunham Properties, net of the reasonable costs of collection (including attorneys' fees), shall be applied first to any amount currently due, and, to the extent amounts are available, American Spectrum Dunham Properties shall pay to Dunham amounts accruing prior to the Closing, computing same on a per diem basis after amortizing them over the respective periods for which such amounts are payable.  Payments of such prorated amounts collected by American Spectrum Dunham Properties shall be made to Dunham promptly after receipt and shall be accompanied by a report showing how same were calculated and such reasonably detailed supporting documentation evidencing the calculation of the amount due Dunham.

6.6.5           Tenant Deposits.  At the Closing, Dunham shall transfer all Tenant Deposits then held by Dunham to American Spectrum Dunham Properties (i.e., security deposits and cleaning deposits, whether in the form of cash or letters of credit) or, to the extent not transferred, American Spectrum Dunham Properties shall be credited and Dunham shall be debited with an amount equal to all Tenant Deposits being held by Dunham (or by any other Person for the benefit of Dunham) under the Tenant Leases and Dunham shall retain all such Tenant Deposits so credited and debited.

6.6.6           Prepaid Rentals.  Rentals received by Dunham prior to the Closing Date attributable to periods after the Closing Date shall be credited to American Spectrum Dunham Properties and debited to Dunham at the Closing.  Dunham shall retain all such prepaid rentals.

6.6.7           Taxes and Assessments.  Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year which ended prior to the Closing shall belong to Dunham.  Any such refunds and credits attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Dunham and American Spectrum Dunham Properties after deducting the reasonable out-of-pocket expenses of collection thereof.  All real estate taxes and assessments on each Project shall be prorated on the basis of the fiscal period for which assessed (if the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be based on the tax rate for the preceding period applied to the latest assessed valuation and when the actual real property taxes are finally fixed, the Parties shall promptly make a recalculation of such proration, and the appropriate Party shall make the applicable payment reflecting the recalculation to the other Party).

6.6.8           Operating Expenses.  All utility service charges for electricity, water, heat, air conditioning service and other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes and assessments) such as rental taxes, other expenses incurred in operating a Project that Dunham customarily pays, and any other costs incurred in the ordinary course of business and operation of a Project shall be prorated as of the Closing Date on an accrual basis and American Spectrum Dunham Properties shall receive a credit for any accrued and unpaid amounts, and Dunham shall be debited with such amounts.  If any such amounts are paid in advance, Dunham shall receive a credit from American Spectrum Dunham Properties for the portion of such amounts allocable to any period from and after the Closing Date.  Dunham shall pay all such expenses that accrue prior to the Closing Date and American Spectrum Dunham Properties shall pay all such expenses accruing on the Closing Date and thereafter.  To the extent possible, Dunham and American Spectrum Dunham Properties shall obtain billings and meter readings as of the Closing Date to aid in such prorations.  No proration shall be made with respect to operating costs that are paid directly by Tenants under the Tenant Leases.  Notwithstanding the foregoing, American Spectrum Dunham Properties shall not receive any credit for operating expenses due after the Closing to the extent that (i) Tenants are obligated under their Tenant Leases to pay such amounts, and (ii) Dunham has not received any payments from such Tenants on account of amounts due after the Closing.  Further, if Dunham has paid any operating credits that are required to be reimbursed by Tenants, American Spectrum Dunham Properties shall use commercially reasonable efforts  to collect such amounts on Dunham’s behalf and shall pay such amounts to Dunham promptly upon receipt.  Dunham shall also have the right to collect, after Closing, such reimbursable amounts due to Dunham from Tenants, but shall not be entitled to commence any litigation or disposition or eviction proceeding against a Tenant.

Utility Deposits, plus any interest on the Utility Deposits, to which Dunham will be entitled that are held by the provider of the utilities and which are freely transferable to American Spectrum Dunham Properties, shall at the election of Dunham be assigned by Dunham to American Spectrum Dunham Properties and American Spectrum Dunham Properties shall pay to Dunham the full amount thereof at the Closing.  Dunham shall retain the right to obtain a refund of any Utility Deposits which are not assigned to American Spectrum Dunham Properties, and American Spectrum Dunham Properties will cooperate with Dunham as reasonably requested (at no out-of-pocket cost or expense to Dunham) in obtaining any refund.

Furthermore, Dunham shall retain all right, title and interest in and to all performance bonds, DRE postings and other similar amounts and shall be authorized to seek a return of such amounts from and after the Closing Date and American Spectrum Dunham Properties will cooperate with Dunham, as reasonably requested by Dunham, in obtaining any refund.

6.6.9           Lease Expenses.  Dunham shall pay in full all Lease Expenses incurred with respect to new leases, or amendments of existing Leases executed prior to the Closing Date without contribution or proration from American Spectrum.

6.6.10           Capital Expenditures.  All capital and other improvements (including labor and materials) which are performed or contracted for by Dunham prior to the Closing Date shall be paid by Dunham, without contribution or proration from American Spectrum.

6.6.11           Existing Financing.  The outstanding principal balance of the Existing Financing as of the Closing Date shall be credited toward payment of the Contribution Value.  Accrued and unpaid interest payable under the Existing Financing shall be prorated on an accrual basis.  Dunham shall be debited with all such interest which accrues prior to the Closing Date and American Spectrum Dunham Properties shall be credited with such amount.  Upon the Closing Date, title to any impound or escrow account under the Existing Financing for taxes, insurance, capital improvements, deferred maintenance or other items shall be deemed assigned by Dunham to American Spectrum Dunham Properties and Dunham shall be credited and American Spectrum Dunham Properties debited with the amount(s) in such account(s) as of the Closing Date.

6.6.12           Contracts.  Amounts payable under Contracts shall be prorated on an accrual basis.  American Spectrum Dunham Properties shall receive a credit for any accrued and unpaid amounts as of the Closing Date, and Dunham shall be debited with such amounts.  If any such amounts are paid in advance, including any excess cash provided by Dunham to property managers with respect to any of the Projects, Dunham shall receive a credit (and American Spectrum shall be debited) for such amounts allocable to any period on or after the Closing Date.  Dunham shall pay all amounts due thereunder prior to the Closing Date and American Spectrum Dunham Properties shall pay all amounts due on the Closing Date and thereafter.  There shall not be any adjustment with respect to Contracts terminated prior to the Closing and any and all accounts payable under such Contracts shall be paid by Dunham.

6.6.13           Method of Proration.  All prorations shall be made on a Project-by-Project basis in accordance with customary practice in the jurisdiction in which the Project is situated, except as expressly provided in this Agreement.  Dunham shall cause its accountants or employees to prepare a schedule of tentative prorations.  Such prorations, if and to the extent known and agreed upon by American Spectrum as of the Closing Date, shall be paid by American Spectrum to Dunham (if the prorations result in a net credit to Dunham) by increasing the Net Contribution Value by the amount owed to Dunham, or by Dunham to American Spectrum Dunham Properties (if the prorations result in a net credit to American Spectrum Dunham Properties), by decreasing the Net Contribution Value by the amount owed to American Spectrum Dunham Properties.

        6.6.14           Nevada Treasure.  All real property taxes and assessments with respect to Nevada Treasure shall be pro rated  between the Parties as set forth in this Section 6.6.  Notwithstanding anything to the contrary contained herein, there shall be no other pro rations with respect to Nevada Treasure.

         6.7           Disbursements and Other Actions by Escrow Holder.  Upon the Closing, Escrow Holder shall promptly undertake all of the following in the manner herein below indicated:

6.7.1           Recordation.  Cause to be recorded in the appropriate Official Records the Deeds (with documentary transfer tax, if any, to be shown by a separate unrecorded statement), and any other documents which Dunham and American Spectrum may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to American Spectrum and Dunham.

6.7.2           Delivery of Documents.  Escrow Holder shall:

6.7.2.1              Cause the Title Company to issue the Title Policy to American Spectrum.

6.7.2.2              Combine into two separate fully executed originals and deliver one each to Dunham and American Spectrum Dunham Properties of the two (2) original counterparts of the Tenant Lease Assignment and General Assignment executed by Dunham and American Spectrum Dunham Properties.

6.7.2.3              Deliver to American Spectrum Dunham Properties the Federal Non-Foreign Certificate, the California Non-Foreign Certificate, the Bill of Sale, the Assignment of Interest and Dunham's Affirmation Certificate executed by Dunham.

6.7.2.4              Deliver the Tenant Notices to the applicable Tenants by certified mail, return receipt requested (and deliver to Dunham, the return receipts, when received by Escrow Holder).

6.7.2.5              Deliver to Dunham American Spectrum's Affirmation Certificate executed by American Spectrum.

6.7.2.6              Deliver to American Spectrum Dunham's Affirmation Certificate executed by Dunham.

6.7.2.7              Deliver to Dunham the Senior Preferred Stock Certificate(s).

        6.7.3           Closing Costs.  Dunham shall pay (a) the premium for the Title Policy allocable to the "standard coverage" thereunder, (b) all documentary and other transfer taxes assessed on recordation of the Deeds, (c) one-half (½) of all escrow fees and costs and (d) all sales and gross receipts taxes.  American Spectrum Dunham Properties shall pay (w) all transfer, assumption and prepayment fees and similar costs incurred in connection with American Spectrum Dunham Properties acquiring any Project subject to the Existing Financing, (x) any document recording charges, (y) one-half (½) of all escrow fees and costs, and (z) the premium for the Title Policy allocable to the "extended coverage" thereunder and any endorsements attached thereto.  Dunham and American Spectrum shall each pay all legal and professional fees and fees of other consultants incurred by American Spectrum and Dunham, respectively.  All other costs and expenses shall be allocated between on a Project-by-Project basis (where applicable) among the Projects in accordance with the customary practice in the County where the particular Project is situated.

        6.8           Dunham's Deliveries to American Spectrum Dunham Properties Upon Closing.  Dunham shall deliver to American Spectrum Dunham Properties, on or prior to the Closing Date, the following with respect to each Project:

6.8.1           Possession.  Possession of the Projects, subject only to the rights of Tenants under the Tenant Leases and rights created under the Permitted Exceptions.

6.8.2           Tenant Leases.  Originals of all of the Tenant Leases or, to the extent an original Tenant Lease is unavailable, the best copy thereof in Dunham's possession,  Dunham warranting the authenticity of such duplicate original.

6.8.3           Rent Roll.  A rent roll ("Rent Roll"), updated as of the Closing, certified as to its accuracy and executed by Dunham.

6.8.4           Contracts.  Originals of all Contracts, or, to the extent an original of any such Contract is unavailable, the best copy thereof in Dunham's possession, Dunham warranting the authenticity of such duplicate original.  American Spectrum acknowledges that the purchase and sale agreement with respect to the Project known as Calimesa which was previously entered into has been terminated.

6.8.5           Licenses and Permits.  Originals of all Licenses and Permits or, to the extent an original of a License or Permit is unavailable, the best copy thereof in Dunham's possession, Dunham warranting the authenticity of such duplicate original.

6.8.6           Plans and Reports.  Originals of the Plans and Reports, or to the extent an original of a Plan or Report is unavailable, the best copy thereof in Dunham's possession,  Dunham warranting the authenticity of such duplicate original.

6.8.7           Keys.  Keys to all entrance doors to the Improvements and keys to all Personal Property, which keys shall be properly tagged for identification.

6.8.8           Personal Property.  Possession of the Personal Property.

6.8.9           Consents.  A certificate from Dunham stating, (a) to the knowledge of Dunham, there are no defaults under the Existing Financing and (b) the amount of the outstanding principal due under the Existing Financing, the accrued and unpaid interest thereunder and being held in any impound or escrow account thereunder.

American Spectrum Dunham Properties shall have the right to waive the receipt of any of the foregoing at the Closing whereupon Dunham shall be required to obtain and deliver such item as soon as reasonably possible after the Closing but not later than ninety (90) days after the Closing.

       6.9           Information Report.  The "Reporting Person" within the meaning of Section 1.6045-4(e)(5) of the Regulations with respect to the transactions contemplated by this Agreement shall be Escrow Holder.  It is agreed that Escrow Holder is an eligible person under Section 1.6045-4(e)(5)(ii) of the Regulations.  Escrow Holder hereby agrees to be responsible for complying with the reporting and other requirements of Section 6045(e) of the Code.  Pursuant to the Regulations, the address for the transferor and transferee are as set forth in this Agreement, and the identifying information regarding the real estate transferred is the legal description for the Land set forth in this Agreement.  Escrow Holder agrees to file the form required by the Regulations between the end of the calendar year in which the Closing Date occurs and February 28 of the following calendar year.  Dunham and American Spectrum agree (i) to cooperate with Escrow Holder and with each other in completing any report and/or other information required to be delivered to the Internal Revenue Service pursuant to Section 6045(e) of the Code regarding the real estate sales transaction contemplated by this Agreement, including without limitation, Internal Revenue Service Form 1099-S as such may be hereafter modified or amended by the Internal Revenue Service, or as may be required pursuant to any Regulation now or hereafter promulgated by the Treasury Department with respect thereto; (ii) that American Spectrum and Dunham, their respective employees and attorneys, and Escrow Holder and its employees may disclose to the Internal Revenue Service, this Agreement or the transaction contemplated herein as such party reasonably deems to be required to be disclosed to the Internal Revenue Service by such party pursuant to 6045(e) of the Code; (iii) that neither American Spectrum nor Dunham shall seek to hold any such party liable for the disclosure to the Internal Revenue Service of any such information; and (iv) to retain this Agreement for at least four (4) years following the end of the calendar year in which the Closing Date occurs.

       6.10           Natural Hazards Disclosure.  Dunham and American Spectrum acknowledge that the Disclosure Statutes provide that a seller of real property must make certain disclosures regarding certain natural hazards potentially affecting such real property, as more particularly provided therein.  Dunham has ordered a Natural Hazard Disclosure Report (the "Disclosure Report") for each of the Projects from the Escrow Holder and shall deliver the Disclosure Report to American Spectrum promptly upon Dunham's receipt thereof.  American Spectrum hereby agrees as follows with respect to the Disclosure Statutes and the Disclosure Report.

6.10.1           The delivery of the Disclosure Report to American Spectrum as provided above shall be deemed to satisfy all obligations and requirements of Dunham under the Disclosure Statutes.

6.10.2           Dunham shall not be liable for any error or inaccuracy in, or omission from, the information in the Disclosure Report.

6.10.3           The Disclosure Report is being provided by Dunham for purposes of complying with the Disclosure Statutes and shall not be deemed to constitute a representation or warranty by Dunham as to the presence or absence in, at or around a Project of the conditions that are the subject of the Disclosure Statutes.

6.10.4           The Disclosure Report is for Dunham and American Spectrum Dunham Properties only and is not for the benefit of, or be used for any purposes by, any other party, including, without limitation, insurance companies, lenders or the Authorities.

ARTICLE 7

CONDITIONS TO CLOSING

       7.1           Conditions Precedent to Buyer's Obligations.  The Closing and American Spectrum's obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction, not later than the Closing Date (unless otherwise provided), of the following conditions:

7.1.1           Inspections and Studies.  American Spectrum shall have approved, in American Spectrum's sole and absolute discretion, every aspect of the Projects.

7.1.2           Representations and Warranties of Dunham.  Dunham's representations and warranties made in this Agreement shall be true and correct as of the Closing Date in all material respects as if made at and as of the Closing Date (except to the extent any representations and warranties address matters only as of a particular date or only with respect to a specific period of time, in which case as of such date or with respect to such period).

7.1.3           Covenants.  Dunham shall have duly performed each and every covenant to be performed by Dunham under this Agreement prior to the Closing Date.

7.1.4           Title Insurance.  As of the Closing Date, the Title Company be committed to issue to American Spectrum Dunham Properties one or more A.L.T.A. (Form B) Owner's Policies of Title Insurance with any title endorsements which are reasonably requested by American Spectrum and are customarily and reasonably available in the applicable jurisdiction, including, without limitation, the following:  (a) Form 9 – Comprehensive endorsement (modified as appropriate for an owner's policy); (b) Form 3.1 Zoning (including parking and loading); (c) survey endorsement; (d) access endorsement; (e) if the land on which the Property is located consists of more than one parcel, a contiguity endorsement; (f) a tax parcel endorsement; (g) subdivision endorsement; (h) utility facility endorsement; (i) deletion of the creditor's rights exception; (j) deletion of the arbitration clause; (k) environmental lien endorsement; and (l) the so-called "fairway" endorsement, showing fee title to each Project vested in American Spectrum Dunham Property, subject only to the Permitted Exceptions (collectively, the "Title Policy") (other than Nevada Treasure, which shall be vested in Nevada Treasure).  Dunham shall use its commercially reasonable efforts to cause any Unacceptable Exceptions to be satisfied, terminated, reconveyed or otherwise expunged from the Official Records prior to the Closing Date.  The Title Policy shall be issued with liability in an amount equal to the Contribution Value.  American Spectrum shall have the right, at no cost to American Spectrum, to require the Title Company to obtain coinsurance or facultative reinsurance (together with agreements in a form and content satisfactory to American Spectrum providing American Spectrum Dunham Properties with the right of "direct access" against the reinsurance) with respect to the Title Policy in such amount and with such title companies as American Spectrum determines in American Spectrum's reasonable discretion.

7.2           Conditions Precedent to Dunham's Obligations.  The Closing and Dunham's obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction, not later than the Closing Date (unless otherwise provided), of the following conditions:

7.2.1           Representations and Warranties of American Spectrum Realty.  American Spectrum's representations and warranties set forth in this Agreement being true and correct as of the Closing Date in all material respects as if made at and as of the Closing Date.

7.2.2           Covenants of American Spectrum.  American Spectrum shall have duly performed each and every covenant to be performed by American Spectrum under this Agreement prior to the Closing Date.

7.2.3           Articles Supplementary.  An Articles Supplementary (the "Articles Supplementary") in the form attached hereto as Exhibit 7.2.3 shall (a) have been filed with and approved by the Maryland Secretary of State not later than three (3) business days prior to the Closing Date; and (b) shall have been filed with and approved by the principal national securities exchange on which American Spectrum Realty's securities are listed or admitted to trading.

ARTICLE 8

DUNHAM'S REPRESENTATIONS AND WARRANTIES

In addition to any express agreements of Dunham contained herein, the following constitute representations and warranties of Dunham to American Spectrum.  All of the representations in this Article 8 are qualified by the matters set forth on the Schedules attached hereto.

8.1           Dunham's Authority.

8.1.1           Due Formation.  AMI is a corporation duly formed and validly existing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as now being conducted.  Daily Fund, Intermediate Fund and Semi-Annual Fund, and each of them, are limited partnerships duly formed and validly existing under the laws of the State of California and are duly qualified or licensed in the State of California to do business as a limited partnership and are in good standing in such other states to the extent required by law.  Each of the Dunham Funds has previously filed a Certificate of Dissolution with the California Secretary of State to affect the dissolution of such party pursuant to the affirmative consent of a majority of the Limited Partners in each such fund.  Each of the Dunham Fund’s ability to conduct business and otherwise bind the Fund continues until such Fund ultimately files a Certificate of Cancellation with the California Secretary of State.

8.1.2           Power.  Dunham has the legal power, right and authority to enter into this Agreement and the instruments referenced in this Agreement, and to consummate the transactions contemplated by this Agreement.

8.1.3           Requisite Action.  All requisite action has been taken by Dunham in connection with (a) the entering into of this Agreement and the instruments referenced in this Agreement, (b) the performance of its obligations under this Agreement and (c) the consummation of the transactions contemplated by this Agreement.  No other consent of any member, partner, shareholder, creditor, investor, judicial or administrative body, Authority or other Person is required in connection therewith.

8.1.4           Authority.  The individuals executing this Agreement and the instruments referenced herein on behalf of Dunham have the legal power, right, and actual authority to bind Dunham, to the terms and conditions hereof and thereof.

8.1.5           Validity.  This Agreement and all documents required hereby to be executed by Dunham are valid, legally binding obligations of and enforceable against Dunham, in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

8.1.6           No Conflict.  Neither the execution and delivery of this Agreement and the documents in this Agreement, nor the incurrence of the obligations set forth in this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced in this Agreement conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, partnership agreement, lease or other agreements or instruments to which Dunham is a party or affecting a Project; provided, however, that Dunham is making no representation or warranty as to any default, acceleration, or breach of a covenant that may result under the Existing Financing from the conveyance of any Project to American Spectrum Dunham Properties subject to the Existing Financing.

8.1.7           Prohibited Person and Transactions.  Neither Dunham nor, to the best of Dunham's knowledge, its affiliates, is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the "Executive Order") (collectively, the "Anti-Money Laundering and Anti-Terrorism Laws").  Neither Dunham nor, to the best of Dunham's knowledge, its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.  Neither Dunham, nor to the best of Dunham's knowledge, its affiliates, and, without inquiry, any of its brokers or other agents, in any capacity in connection with the sale of the Project (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists referenced above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.  Neither Dunham, nor any Affiliate of Dunham, is a Person named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any Person on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

8.2           Project.

8.2.1           Legal Actions.  To the best of Dunham's knowledge, there are no pending actions, suits, arbitrations, claims or proceedings, at law or in equity (or any that are threatened in writing), affecting the Project or in which Dunham is, or to the best of Dunham's knowledge will be, a party by reason of Dunham's ownership of the Project, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, unlawful detainer or Tenant evictions, collections, alleged building code, health and safety or zoning violations, employment discrimination or unfair labor practices, or worker's compensation, personal injuries or property damages alleged to have occurred at a Project or by reason of the condition or use of the Project.

8.2.2           Bankruptcy.  No Bankruptcy Event has occurred with respect to Dunham.  Except as otherwise set forth herein, there is not pending (or threatened in writing) any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of Dunham or seeking appointment of a receiver, trustee, custodian or similar official for Dunham for all or any substantial part of its or their assets.  Each of the Dunham Funds has previously filed a Certificate of Dissolution with the California Secretary of State to affect the dissolution of each of the Dunham Funds pursuant to the affirmative consent of a majority of the Limited Partners in each such fund.  Each of the Dunham Fund’s ability to conduct business and otherwise bind such Fund continues until such Fund ultimately files a Certificate of Cancellation with the California Secretary of State.

8.2.3           Licenses and Permits.  To the best of Dunham's knowledge, all Licenses and Permits from the Authorities or private parties necessary for the use and operation of a Project as it is currently being used and operated are currently possessed by Dunham.  The Licenses and Permits are included in the Due Diligence Materials.

8.2.4           Insurance Company Notices.  To the best of Dunham’s knowledge, neither Dunham nor any Tenant has received any written notices from any insurance company of any material defects or inadequacies in any Project.

8.2.5           No Liens or Personal Property, etc.  To the best of Dunham’s knowledge, the Personal Property and Intangible Property have been fully paid for and are not subject to any liens, encumbrances or claims of any kind except for the Existing Financing.

8.2.6           Hazardous Materials.  To the best of Dunham’s knowledge, there has been no production, disposal or storage at the Project of any Hazardous Materials or other toxic substance and there is no proceeding or inquiry by any Authority with respect thereto.

8.2.7           Nevada Treasure Liquor License.  Nevada Treasure owns the requisite liquor license, held in the name of Court Warren, for its current activities with respect to the sale of liquor, and such liquor license is currently in full force and effect.  Dunham has not received any written notice from any Governmental Authority regarding the potential revocation, termination or withdrawal of such liquor license or any violation of the terms, conditions and provisions of the liquor license.  American Spectrum Dunham Properties shall be responsible, at its expense, for preparing, filing and prosecuting all applications before Governmental Authorities for the maintenance or reissuance of such liquor license.  Dunham shall cooperate fully with American Spectrum Dunham Properties in any manner requested by American Spectrum Dunham Properties as required to successfully maintain the existing liquor license or effectuate the issuance of a new liquor license.  If a transfer or reissuance of any liquor license is required by the Authorities due to the transactions contemplated by this Agreement, Dunham shall enter into a lease, concession agreement or other arrangement in form substantially and substance reasonably satisfactory to American Spectrum and Dunham which shall commence as of the Closing and contain other commercially reasonable terms which would permit continued operation of the liquor operations conducted by Nevada Treasure until such time as all necessary approvals have been granted and American Spectrum Dunham Properties (or its nominee) is able to lawfully take over the sale of liquor at the Project owned by Nevada Treasure.  To the maximum extent permitted by applicable laws, any such arrangement shall be structured so as to preserve to the economic or other benefits of the transactions contemplated by this Agreement.

8.2.8           Nevada Treasure Liabilities.  To the best of Dunham's knowledge, Nevada Treasure has no liabilities other than those liabilities set forth on the balance sheet of Nevada Treasure, dated October 31, 2013, included in the Due Diligence Materials, and the liabilities of Nevada Treasure set forth on such balance sheet have not increased between October 31, 2013 and the Closing Date other than in immaterial amounts incurred in the ordinary course of business of Nevada Treasure.

8.2.9           Property Information.  To the best of Dunham's knowledge, Dunham has delivered to American Spectrum or its representatives, or made available in the Due Diligence Materials, all material contracts and other information in Dunham’s possession relating to the Projects, and has  assisted ASR personnel with all requests Dunham has received to inspect the Projects and to answer any questions ASR has asked relating to the Projects.

8.3           Existing Financing, Tenant Leases, etc.

8.3.1           Existing Financing Documents.  To the best of Dunham's knowledge, there is no current material default by Dunham under the terms and provisions of any of the Existing Financing Documents.  American Spectrum acknowledges that it is acquiring the Projects subject to the Existing Financing and Dunham is making no representations or warranties as to default, acceleration or breach of a covenant that may result under the Existing Financing Documents from conveyance of any Project to American Spectrum Dunham Properties subject to the Existing Financing.  True, correct and complete copies of every instrument or document executed in connection with the Existing Financing are included in the Due Diligence Materials.

8.3.2           Tenant Leases.  There are no leases, subleases, occupancies or tenancies in effect pertaining to a Project, except the Tenant Leases (all of which are listed on the Rent Roll(s) attached hereto as Schedule 8.3.2 and included in the Due Diligence Materials together with all guaranties of the Tenant Lease).  To Dunham's knowledge, there are no uncured defaults under the Tenant Leases and no Tenant has asserted, or has any defense to, offsets or claims against rent payable or obligations under its Tenant Lease.  To the best of Dunham's knowledge, all of the landlord's obligations under the Tenant Leases which accrued prior to the Effective Date have been performed.  Dunham has no reason to believe that any Tenant is or may become unable or unwilling to perform any or all of the Tenant's obligations under its Tenant Lease.  All Tenants are in occupancy of their premises under their respective Tenant Leases, and, to the best of Dunham's knowledge, no Tenant intends to abandon its premises or default under its Tenant Lease.  To the best of Dunham's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between any Tenant and Dunham.  All of the improvements to be constructed by Dunham, if any, contemplated under the Tenant Leases or as required therein and in all collateral agreements, plans and specifications respecting same have been completed as so required.  Dunham has not at any time waived any provision under any Tenant Lease, or granted any concessions to any Tenant not disclosed in such Tenant's Tenant lease.  Neither Dunham's interest in the Tenant Leases nor any of the rentals due or to become due under the Tenant Leases has been, or will be, assigned, encumbered or subject to any liens at the Closing.  No leasing or brokerage fees or commissions of any nature whatsoever shall be or become due or owing to any Person after the Closing with respect to any Tenant Lease.

8.3.3           Contracts.  To the best of Dunham’s knowledge, there are no Contracts (whether oral or written) which affect or will affect or which are or will be obligations of American Spectrum or the Project after the Closing, other than those included in the Due Diligence Materials, which cannot be terminated without penalty or other payment on thirty (30) days' notice.  To the best of Dunham's knowledge, there is no current material default or breach under the terms and provisions of any Contract by either party thereto.  To the best of Dunham’s knowledge, the Due Diligence Materials contains a list of the amounts of (i) all prepayments under Contracts, (ii) prepaid Operating Expenses, (iii) Utility Deposits and (iv) deposits and/or premiums paid in respect of any performance or other bond, to the extent such amounts are intended to result in a debit to American Spectrum pursuant to the prorations and/or adjustment to be made pursuant to this Agreement.

8.3.4           Licenses and Permits.  To the best of Dunham's knowledge, the Licenses and Permits included in the Due Diligence Materials are all of the Licenses and Permits that affect the Project.

8.3.5           Plans.  To the best of Dunham's knowledge, the Plans delivered by Dunham to American Spectrum are all the Plans which are within the possession of, under the control of, or reasonably available to, Dunham.

8.3.6           Financial Statements.  To the best of Dunham’s knowledge, the Financial Statements are complete and accurate in all material respects as of the date thereof.  All Financial Statements are included in the Due Diligence Materials.

8.3.7           Employees.  There are no employees of Dunham who, by reason of any Governmental Regulations, contract or agreement with Dunham or for any other reason whatsoever would become employees of American Spectrum; provided, however, Nevada Treasure has, and will continue to have, employees after the Closing.  After the Closing, Dunham shall provide American Spectrum Dunham Properties with a list identifying each employee of Nevada Treasure and setting forth such employee's current tenure, compensation and any employment or related agreement with such employee.  Dunham hereby agrees, from and after the Closing, to indemnify, defend and hold harmless American Spectrum and its respective partners, directors, managers, officers, employees, affiliates and representatives from and against and all losses, liabilities, damages, claims, suits, settlements, liabilities, costs, expenses, and other amounts (including reasonable attorney's fees) arising out of or related to the employment of any Person by Nevada Treasure which accrues and/or arises prior to the Closing except to the extent American Spectrum has been afforded a credit for any such amount pursuant to the terms of this Agreement whereupon after the Closing American Spectrum shall be solely responsible for the costs of all such employees (including accrued compensation, bonuses, vacation time, health and other benefits, etc.) to the extent American Spectrum received a credit for any such amount pursuant to this Agreement.

8.4           General.

8.4.1           Knowledge Defined.  References to the "knowledge" or “best knowledge” of Dunham, or similar references, shall refer only to the actual knowledge of either of Dunham's Representatives without any duty or inquiry of investigation.  Nothing herein is intended (a) to imply that Dunham's Representative is making any representations or warranties under this Agreement or (b) to impose any liability whatsoever on Dunham's Representative.

8.4.2           Notice.  Dunham shall provide American Spectrum prompt written notice if Dunham becomes aware of any facts or circumstances that make any of the representations and warranties of Dunham contained in this Agreement untrue or incorrect in any material respect (together with the applicable facts and circumstances and identification of the applicable representation and/or warranty).

8.4.3           Survival.  The representations and warranties of Dunham set forth Section 8.1 shall survive the Closing until the expiration of the Survival Period whereupon such representations and warranties shall be of no further force or effect unless American Spectrum has made a claim for a breach with respect thereof.

ARTICLE 9

PROJECTS CONVEYED "AS IS"

AMERICAN SPECTRUM REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED ACQUIRER OF REAL ESTATE AND THAT IT HAS RELIED AND SHALL RELY SOLELY UPON (A) ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY, AND (B) AMERICAN SPECTRUM'S OWN KNOWLEDGE OF THE PROPERTY BASED ON ITS INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY.  AMERICAN SPECTRUM HAS CONDUCTED, OR BY THE CLOSING WILL CONDUCT, SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROJECT AS AMERICAN SPECTRUM DEEMED OR SHALL DEEM NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE PROJECT AND SHALL RELY UPON SAME.

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, DUNHAM MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED  BY DUNHAM OR DUNHAM’S AGENTS OR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT DUNHAM IS MAKING NO REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECTS, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

AMERICAN SPECTRUM ACKNOWLEDGES AND AGREES THAT, UPON THE CLOSING, DUNHAM SHALL SELL AND CONVEY TO AMERICAN SPECTRUM  AND AMERICAN SPECTRUM SHALL ACCEPT THE PROJECTS “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.  AMERICAN SPECTRUM HAS NOT AND WILL NOT RELY ON, AND DUNHAM IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROJECTS OR RELATING THERETO MADE OR FURNISHED TO AMERICAN SPECTRUM, OR ANY AGENT OR REPRESENTATIVE REPRESENTING DUNHAM, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.  AMERICAN SPECTRUM ACKNOWLEDGES THAT THE CONTRIBUTION VALUE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROJECTS ARE BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS.”

ARTICLE 10

AMERICAN SPECTRUM'S REPRESENTATIONS AND WARRANTIES

In addition to any express agreements of American Spectrum contained herein, the following constitute representations and warranties of American Spectrum to Dunham:

10.1           Due Formation.  ASROP is a limited partnership duly formed and validly existing under the laws of the State of Maryland and has the requisite limited liability power and authority to carry on its business as now being conducted.  American Spectrum Realty is a corporation which is duly formed and validly existing under the laws of the State of Maryland and has the corporate power and authority to carry on its business as now being conducted.  American Spectrum Dunham Properties is a Delaware limited liability company which is duly formed and validly existing under the laws of the State of Delaware and has the requisite limited liability power and authority to carry on its business as now being conducted.  American Spectrum Dunham Properties is duly qualified or licensed in the State of California to do business as a foreign limited liability company and is in good standing in the States of Delaware and the State of California.

10.2           Power.  American Spectrum has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby.

10.3           Requisite Action.  All requisite action has been taken by American Spectrum in connection with (a) the entering into this Agreement and the instruments referenced in this Agreement, (b) the performance of its obligations under this Agreement, including, without limitation, the issuance of the Senior Preferred Stock, and (c) the consummation of the transactions contemplated by this Agreement.  No other consent of any member, partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required in connection therewith.

10.4           Authority.  The individuals executing this Agreement and the instruments referenced herein on behalf of American Spectrum have the legal power, right and actual authority to bind American Spectrum to the terms and conditions hereof and thereof.

10.5           Validity.  This Agreement and all documents required hereby to be executed by American Spectrum are and shall be valid, legally binding obligations of and enforceable against American Spectrum in accordance with their terms subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

10.6           No Conflicts.  Neither the execution and delivery of this Agreement and the documents in this Agreement, nor the incurrence of the obligations set forth in this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced in this Agreement conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreements or instruments to which American Spectrum is a party.

       10.7           Valid Issuance of Senior Preferred Stock.  The Senior Preferred Stock, when issued and delivered in accordance with the terms and conditions set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.  The Senior Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

       10.8           Governmental Consents and Filings.  No consent, approval order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of American Spectrum in order to issue the Senior Preferred Stock as contemplated by this Agreement, except for (i) the consent required of holders of currently issued and outstanding preferred stock of American Spectrum Realty, (ii) the filing of the Articles Supplementary, which will be filed on the Closing Date, (iii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

       10.9           SEC Filings; Financial Statements.

10.9.1           SEC Reports.  Since January 1, 2011, American Spectrum Realty has filed all forms, reports and other documents (including exhibits and other information incorporated therein) required to be filed by it with the SEC (such documents, as they have been amended since the respective time of their filing, the “SEC Reports”).  Except as disclosed in the SEC Reports, the SEC Reports (i) were prepared and filed in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, in each case, as in effect as of the respective time of filing of such SEC Reports, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain  any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

10.9.2           Each of the financial statements contained in the SEC Reports (including, in each case, any notes thereto) was reviewed and audited by EEPB and, to the actual knowledge of American Spectrum's Representatives and except as disclosed in the SEC Reports each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments and any other adjustments described therein).

       10.10           General Representation.  To the actual knowledge of American Spectrum's Representatives no representation, warranty or statement of American Spectrum in this Agreement or in any document, certificate or schedule furnished or to be furnished to Dunham pursuant hereto contains or will contain any untrue statement of a material fact or, omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

       10.11           Survival.  The representations and warranties of American Spectrum set forth in this Article 10, shall survive the Closing until the expiration of the Survival Period whereupon such representations and warranties shall be of no further force or effect unless Dunham has made a claim for a breach with respect thereof.

ARTICLE 11

COVENANTS OF DUNHAM AND AMERICAN SPECTRUM

       11.1           Broker.  Dunham represents and warrants to American Spectrum, and American Spectrum represents and warrants to Dunham, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions.  In the event of any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then American Spectrum shall indemnify, save harmless and defend Dunham from and against such claims if they shall be based upon any statement or representation or agreement by American Spectrum, and Dunham shall indemnify, save harmless and defend American Spectrum if such claims shall be based upon any statement, representation or agreement made by Dunham.

       11.2           Required Actions of Parties.  Each Party agrees to execute all such instruments and documents and to take all actions pursuant to the provisions of this Agreement in order to consummate the transactions herein contemplated and shall use their good faith and commercially reasonable efforts to accomplish the Closing in accordance with the provisions of this Agreement.

ARTICLE 12

REMEDIES

       12.1           General.  Each Party shall have all rights and remedies at law or equity in the event of a breach of any covenant, representation or warranty of another Party in this Agreement; provided, however, that American Spectrum’s sole remedy with respect to any breach by Dunham of a representation or warranty made by Dunham (other than for fraud) shall be to offset any damages by reason of such breach which are either (a) finally adjudicated in favor of American Spectrum, or (b) consented to by Dunham in writing, against any amounts payable as a Dividend Payment, Sale Payment, Participation Payment or Redemption Payment.

       12.2           Attorneys' Fees.  If any action or proceeding is commenced by either Party to enforce its rights or remedies under this Agreement, the prevailing Party in such action or proceeding, including any appellate proceedings or proceedings resulting from a Bankruptcy Event, shall be entitled to recover its reasonable attorneys' fees and court costs incurred therewith.

       12.3           No Assumption of Liability.  Notwithstanding any provision contained in this Agreement to the contrary, this Agreement is intended as and shall be deemed to be an agreement for the conveyance of assets and none of the provisions hereof shall be deemed to create any obligation or liability of any Person that is not a Party, whether under a third-party beneficiary theory, laws relating to transferee liabilities or otherwise.  Except with respect to the Existing Financing and as provided otherwise in this Agreement, American Spectrum shall not assume and shall not be obligated to discharge or be liable for any debts, liabilities or obligations of Dunham including, but not limited to, any (a) liabilities or obligations of Dunham to its creditors, shareholders, members, partners, managers,  or owners, (b) liabilities or obligations of Dunham with respect to any acts, events or transactions occurring prior to, on or after the Closing, (c) liabilities or obligations of Dunham for any federal, state, county or local taxes, or (d) any contingent liabilities or obligations of Dunham, whether known or unknown by Dunham or American Spectrum.  Except as provided otherwise in this Agreement, American Spectrum shall have no duty whatsoever to take any action or receive or make any payment or credit arising from or related to any services provided or costs incurred in connection with the management and operation of a Project or any business conducted on a Project prior to the Closing, including, but not limited to, any matters relating to cost reports, collections, audits, hearings, or legal action arising therefrom.

ARTICLE 13

TERMINATION

       13.1           Termination.  Notwithstanding anything to the contrary herein, this Agreement may be terminated, and the transactions contemplated herein abandoned, prior to the Closing Date:

13.1.1           by mutual written consent of Dunham and American Spectrum; or

13.1.2           by either American Spectrum or Dunham by providing written notice to the other if the Closing Date has not occurred by December 31, 2013.

       13.2           Effect of Termination.  In the event of a termination of this Agreement as provided in Section 13.1, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability or obligation on the part of any party; provided, however, that the provisions of this Section 13.2 and Article 15 and Article 16 shall survive the termination of this Agreement and shall remain in full force and effect.  In connection with any termination of this Agreement, the Escrow Agent shall return any agreements, documents or instruments any documents delivered to the Escrow Agent by each of the Parties pursuant to Section 6.4 and 6.5.

ARTICLE 14

INTENTIONALLY OMITTED

ARTICLE 15

ARBITRATION OF DISPUTES

THE PARTIES AGREE TO SUBMIT ALL CONTROVERSIES, CLAIMS AND MATTERS OF DIFFERENCE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT TO BINDING ARBITRATION IN ORANGE COUNTY, CALIFORNIA, IN ACCORDANCE WITH JAMS STREAMLINED ARBITRATION PROVISIONS FROM TIME TO TIME IN EFFECT (THE "RULES").  THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE MANDATORY, EXCLUSIVE AND SPECIFICALLY ENFORCEABLE.  ALL REFERENCES IN THIS AGREEMENT TO LITIGATION BETWEEN AMERICAN SPECTRUM AND DUNHAM, SHALL BE GOVERNED BY THE PROVISION OF THIS ARTICLE 15.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE FOLLOWING SHALL BE CONSIDERED CONTROVERSIES FOR THIS PURPOSE:

(A)           ALL QUESTIONS RELATING TO THE BREACH OF ANY OBLIGATION, WARRANTY, REPRESENTATION, COVENANT OR AGREEMENT HEREUNDER OR UNDER ANY EXHIBIT HERETO AND ALL QUESTIONS RELATING TO THE CONSTRUCTION AND INTERPRETATION THEREOF.

(B)           ALL QUESTIONS RELATING TO REPRESENTATIONS, NEGOTIATIONS AND OTHER PROCEEDINGS LEADING TO THE EXECUTION OF THIS AGREEMENT AND ALL MODIFICATIONS OF THIS AGREEMENT OF EVERY NATURE AND DESCRIPTION.

(C)           FAILURE OF ANY PARTY TO DENY OR REJECT A CLAIM OR DEMAND OF ANOTHER PARTY.

(D)           ALL QUESTIONS AS TO WHETHER THE RIGHT TO ARBITRATE ANY QUESTIONS EXISTS OR AS TO THE EXISTENCE OF ANY AGREEMENT TO ARBITRATE.

(E)           ALL ISSUES RAISED BY ANY SUBSEQUENT ALLEGED AMENDMENT TO THIS AGREEMENT, WHETHER WRITTEN OR ORAL, UNLESS SUCH AMENDMENT EXPRESSLY CANCELS THIS ARBITRATION PROVISION IN WRITING SIGNED BY ALL AFFECTED PARTIES HERETO.

DUNHAM AND AMERICAN SPECTRUM MAY AGREE ON A RETIRED JUDGE AS SOLE ARBITRATOR.  IN THE ABSENCE OF SUCH AGREEMENT, THERE SHALL BE THREE (3) ARBITRATORS, SELECTED IN ACCORDANCE WITH THE RULES:  ONE (1) ATTORNEY AND/OR RETIRED JUDGE, ONE (1) EXPERT IN COMMERCIAL MORTGAGE AND REAL ESTATE TRANSACTIONS, AND ONE (1) CERTIFIED PUBLIC ACCOUNTANT.  A DECISION AGREED ON BY TWO (2) OF THE ARBITRATORS SHALL BE THE DECISION OF THE ARBITRATION PANEL; PROVIDED, HOWEVER, THAT IN THE CASE OF MONETARY DAMAGES, IF THERE IS NO AGREEMENT OF TWO ARBITRATORS AS TO THE AMOUNT OF THE AWARD, THEN THE FINAL AWARD OF THE ARBITRATION PANEL FOR THE PURPOSE OF THIS AGREEMENT SHALL BE THE AMOUNT LEFT AFTER EXCLUDING THE HIGHEST AND LOWEST AMOUNTS.  THE PARTIES AGREE TO ABIDE BY ALL AWARDS RENDERED IN SUCH PROCEEDINGS.  SUCH AWARDS SHALL BE FINAL AND BINDING ON ALL PARTIES.  THERE SHALL BE NO APPEAL THEREFROM OTHER THAN FOR FRAUD OR MISCONDUCT.  ALL AWARDS MAY BE FILED WITH THE CLERK OF ONE OR MORE COURTS, STATE OR FEDERAL, HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH AN AWARD IS RENDERED OR ITS PROPERTY AS A BASIS OF JUDGMENT AND OF THE ISSUANCE OF AN ORDER AUTHORIZING EXECUTION FOR COLLECTION.  NOTHING IN THIS AGREEMENT AND/OR THE EXHIBITS HERETO SHALL BE DEEMED TO PREVENT THE ARBITRATION PANEL FROM EXERCISING AUTHORITY TO PERMIT EXERCISE BY A PARTY OF ITS LEGAL AND/OR EQUITABLE REMEDIES INCLUDING THE RIGHT OF OFFSET.  IT IS UNDERSTOOD BY THE PARITIES THAT THERE IS NOT INTENDED IN THIS AGREEMENT OR ANY EXHIBIT HERETO THAT THERE BE A WAIVER OF A PARTY'S RIGHT TO ANY REMEDY WHICH MAY BE ENFORCED THROUGH ARBITRATION, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, THE RIGHT OF SETOFF AND INJUNCTIVE RELIEF.  EACH PARTY SHALL PAY ITS OWN ATTORNEY FEES AND COSTS.

NOTICE:  BY INITIALING IN THE SPACE BELOW THE PARTIES ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND THE PARTIES ARE GIVING UP ANY RIGHTS THE PARTIES MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW THE PARTIES ARE GIVING UP THE PARTIES' JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION.  IF A PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  THE PARTIES' AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.  THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

/s/ William J. Carden	/s/ William J. Carden
AMERICAN SPECTRUM REALTY	AMERICAN SPECTRUM
DUNHAM PROPERTIES

/s/ Jeffrey A. Dunham	/s/ Jeffrey A. Dunham
DAILY FUND	SEMI-ANNUAL FUND

/s/ Jeffrey A. Dunham	/s/ Jeffrey A. Dunham
INTERMEDIATE FUND	AMI

ARTICLE 16

CONFIDENTIALITY

    16.1           Use of Confidential Information.  Prior to the Closing, American Spectrum shall hold all Confidential Information in confidence and shall not disclose or permit the disclosure of the Confidential Information to any Person without Dunham' prior written consent.  American Spectrum further agrees that, before the Closing, American Spectrum will use the Confidential Information only for purposes of evaluating a Project in connection with its acquisition in accordance with the terms of this Agreement.  Prior to the Closing, neither Dunham nor American Spectrum shall disclose the transaction contemplated hereby nor shall Dunham or American Spectrum disclose the Confidential Information to any Person, other than to such of Dunham’s or American Spectrum's employees, officers, directors, attorneys, accountants, lenders, investors and clients who (i) have a need to review the Confidential Information for the purpose of advising American Spectrum on the suitability of the transaction or otherwise have a need to know the terms of the transaction contemplated hereby, (ii) have been informed of the confidential nature of such information and have agreed to be bound by the terms of this Agreement.

    16.2           Disclosure of Confidential Information.  Notwithstanding the above terms, to the extent that a Party is required to disclose the Confidential Information by law, regulation or stock exchange rule, or as part of its required Securities and Exchange Commission filings or in connection with soliciting the requisite member, shareholder and partner consents needed to approve this Agreement and the transactions contemplated hereby, or pursuant to a subpoena, court order or other legal proceeding, such Party shall notify the other (both by telephone and in writing) within one (1) Business Day of its knowledge of such legally required disclosure.  The disclosing Party shall reasonably cooperate with the other Party's counsel (at no out-of-pocket cost or expense to the non-disclosing Party) in any appeal or challenge to such disclosure made by the disclosing Party.  If no protective order or similar relief is obtained, the disclosing Party shall (i) disclose only that portion of the Confidential Information that it is legally obligated to disclose, (ii) exercise reasonable efforts to obtain reliable assurances that the disclosed information will be kept confidential and (iii) exercise reasonable efforts to provide the non-disclosing Party with a copy of the information to be disclosed before the same is given to any third Party.  In addition, and notwithstanding anything to the contrary in this Agreement, Dunham and American Spectrum may each disclose any portion of the Confidential Information in connection with any court filings with respect to any dispute between American Spectrum and Dunham with respect to this Agreement or the Project.

    16.3           Breach and Remedies.  American Spectrum acknowledges that the Confidential Information is of a special, unique, unusual, extraordinary and intellectual character and that Dunham's interest in the Confidential Information may be irreparably injured by American Spectrum's disclosure of such Confidential Information in violation of this Agreement.  American Spectrum further acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this section of this Agreement by it and that, in addition to all other remedies available at law or in equity, Dunham shall be entitled to specific performance or injunctive or other equitable relief as a remedy for any breach or potential breach by American Spectrum of this section and further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

ARTICLE 17

MISCELLANEOUS

    17.1           Entire Agreement.  This Agreement (including all Exhibits attached hereto) is the final expression of and contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the Party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

    17.2           Agreement Binding on Parties.  This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of American Spectrum and Dunham.  No assignment of this Agreement or American Spectrum’s rights or obligations hereunder shall be made by American Spectrum without first having obtained Dunham’s prior written consent.  No assignment of this Agreement or Dunham’s rights or obligations hereunder shall be made by Dunham without first having obtained American Spectrum’s prior written consent; provided, however, that Dunham may, in connection with a transfer of all or any portion of the Senior Preferred Stock, transfer its rights hereunder with respect to such shares of Senior Preferred Stock to the applicable transferee without the consent of American Spectrum (for the avoidance of doubt, the Participation Payments payable hereunder are not a right attributable to the Senior Preferred Stock).

    17.3           Notice.  Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made by Dunham or American Spectrum must be in writing.  Notice may, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified, and addressed to the Party to be notified, with return receipt requested, (b) by delivering the same to such Party, or an agent of such Party, in person or by commercial courier, (c) by facsimile transmission, evidenced by confirmed receipt and concurrently followed by a "hard" copy of same delivered to the Party by mail, personal delivery or overnight delivery pursuant to clauses (a), (b) or (d) hereof, or (d) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express, Overnight Express, Airborne Express, Emery or Purolator.  Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) Business Day after such deposit.  Notice given in any other manner shall be effective only if and when received (or such receipt is refused) by the Party to be notified between the hours of 8:00 A.M. and 5:00 P.M. of any Business Day with delivery made after such hours to be deemed received the following Business Day.  For the purposes of Notice, the addresses of the Parties shall, until changed as hereinafter provided, be as set forth in this Agreement.  American Spectrum and Dunham shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) Business Days written Notice to the other Party.

    17.4           Governing Law.  This Agreement and all documents executed and delivered in connection herewith shall be construed in accordance with the internal laws of the State of California without regard to the principles of choice of law or conflicts of law.

    17.5           Partial Invalidity.  If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by Law.

    17.6           No Implied Agreement.  Neither Dunham nor American Spectrum shall have any obligations in connection with the transaction contemplated by this Agreement unless both Dunham and American Spectrum, each acting in its sole discretion, elects to execute and deliver this Agreement to the other.  No correspondence, course of dealing or submission of drafts or final versions of this Agreement between Dunham and American Spectrum shall be deemed to create any binding obligations in connection with the transaction contemplated hereby, and no contract or obligation on the part of Dunham or American Spectrum shall arise unless and until this Agreement is fully executed by Dunham and American Spectrum.  Once executed and delivered by Dunham and American Spectrum, this Agreement shall be binding upon them notwithstanding the failure of Escrow Holder or any broker or other Person to execute this Agreement.

    17.7           Facsimile or Electronic Mail Signatures.  Signatures to this Agreement, any amendment hereof and any notice given hereunder, transmitted by telecopy or electronic mail shall be valid and effective to bind the Party so signing.  Each Party agrees to promptly deliver an execution original of this Agreement (and any amendment hereto) with its actual signature to the other Party, but a failure to do so shall not affect the enforceability of this Agreement (or any amendment hereto), it being expressly agreed that each Party to this Agreement shall be bound by its own signature delivered by telecopy or electronic mail and shall accept such signature of the other Party to this Agreement.

    17.8           Waivers.  No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

    17.9           Time of Essence.  Dunham and American Spectrum hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either Party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the Party so failing to perform.

    17.10           Construction.  Headings at the beginning of each Section and subsection are solely for the convenience of the parties and are not a part of the Agreement.  Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.  This Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if both Parties had prepared the same.  Unless otherwise indicated, all references to Sections and subsections are to this Agreement.  The words "including", "include" and "includes" are used in this Agreement in a nonexclusive manner.  All exhibits referred to in this Agreement and the Glossary of Terms are attached and incorporated by this reference.

    17.11           Business Day.  If any date or any period provided in this Agreement shall end on other than a Business Day, the applicable date or period shall be extended to the first day which is a Business Day following such date.

    17.12           Currency.  All dollar amounts are expressed in United States currency.

    17.13           Multiple Counterparts.  This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

ASSET MANAGERS, INC.

By:	/s/ Jeffrey A. Dunham
Name:	Jeffrey A. Dunham
Title:	President and CEO

D&A DAILY MORTGAGE FUND III, L.P.

By:	/s/ Jeffrey A. Dunham
Name:	Jeffrey A. Dunham
Title:	President, CEO and AMI GP

D&A SEMI-ANNUAL MORTGAGE FUND III, L.P.

By:	/s/ Jeffrey A. Dunham
Name:	Jeffrey A. Dunham
Title:	President, CEO and AMI GP

D&A INTERMEDIATE-TERM MORTGAGE FUND III, L.P.

By:	/s/ Jeffrey A. Dunham
Name:	Jeffrey A. Dunham
Title:	President, CEO and AMI GP

AMERICAN SPECTRUM REALTY, INC.

By:	/s/ William J. Carden
Name:	William J. Carden
Title:	President

AMERICAN SPECTRUM DUNHAM PROPERTIES LLC

By:	/s/ William J. Carden
Name:	William J. Carden
Title:	President

AMERICAN SPECTRUM REALTY OPERATING PARTNERSHIP, L.P.

By: American Spectrum Realty, Inc.
Its: General Partner

By:	/s/ William J. Carden
Name:	William J. Carden
Title:	President

JOINDER BY ESCROW HOLDER

First American Title Insurance Company, referred to in this Agreement as the "Escrow Holder," hereby acknowledges that it received this Agreement executed by the Parties on the ______ day of December 2013, and accepts the obligations of and instructions for the Escrow Holder as set forth herein.

Dated: December ___, 2013	FIRST AMERICAN TITLE INSURANCE COMPANY

	By:	Name: Patty Beverly
Title: Escrow Officer

Address	First American Title Insurance Company
18500 Von Karman Avenue, Suite 600
Irvine, California 92612

GLOSSARY OF TERMS

( )           "American Spectrum's Affirmation Certificate" is defined in Section 6.4.10.

( )           "Anti-Money Laundering and Anti-Terrorism Laws" is defined in Section 8.1.7.

( )           "Articles Supplementary" is defined in Section 7.2.3.

( )           "Assignment of Interest" is defined in Section 6.4.9.

( )           "Authorities" means any governmental or quasi-governmental body or agency having jurisdiction over the Project and/or Dunham.

( )           "Bankruptcy Event" means (i) the making by a Person of a general assignment for the benefit of such Person's creditors, (ii) the admission in writing by a Person of its inability to pay its or their debts as they mature, (iii) an attachment, execution or other judicial seizure of any property interest which remains in effect, or (iv) the failure to have taken or submission to any action indicating a general inability by a Person to meet its financial obligations as they accrue.

( )           "Bill of Sale" is defined in Section 6.4.2.

( )           "Business Day" means any day of the week other than (i) Saturday and Sunday, (ii) a day on which banking institutions in the State of California, are obligated or authorized by law or executive action to be closed to the transaction of normal banking business, or (iii) a day on which governmental functions in the State of California are interrupted because of extraordinary events such as hurricanes, power outages or acts of terrorism.

( )           "California Non-Foreign Certificate" is defined in Section 6.4.10.

( )           "Closing " means the recording of the Deed in the Official Records and the consummation of the other acts to be undertaken by the Escrow Holder and the Parties through the Escrow or the Closing Date.

( )           "Code" means the Internal Revenue Code of 1986, as the same may from time to time have been or may be amended, or any successor Internal Revenue Code.

( )           "Confidential Information" means all documents, studies, reports, test results, brochures, offering materials, photographs, leases, lease guarantees, rent rolls, lease schedules, surveys, title reports and commitments, legal documents, financial information, computer output and other materials and information relating to a Project, the Tenant Leases and/or the Tenants and all analyses, compilations, forecasts, projections and other documents prepared based upon such materials and information, any and all proposals made in connection with a potential sale of the Project (including any proposals involving a price for the Project), whether the same are in electronic, pictorial, written or other form.  The term Confidential Information shall not include information that is generally available to the public, other than any portion of the Confidential Information that becomes available to the public as a result of a previous disclosure by Dunham.

-i-

( )           "Contracts" means any and all service contracts, operating agreements, maintenance contracts, warranties, indemnities and like contracts and agreements, if any, relating to the ownership, operation, management and maintenance of the Project, together with all supplements, amendments and modifications thereto.

( )           "Deed" is defined in Section 6.4.1.

( )           “Deficit Payment” is defined in Section 3.3.3.

 ( )           "Disclosure Report" is defined in Section 6.9.

( )           "Disclosure Statutes" means, collectively, California Government Code Sections 8589.3, 8589.4 and 51183.5, California Public Resources Code Sections 2621.9, 2694 and 4136 and any other California statutes that require Dunham to make disclosures concerning the Property.

( )           “Dividend Payment” is defined in Section 3.2.2(a).

"Dollars" and the sign "$" mean the lawful money of the United States of America.

( )           “Dunham Loans” shall mean those loans to American Spectrum Dunham Properties which are advanced by or arranged for by Dunham & Associates Holdings, Inc. in the aggregate amount of $6,000,000 and which are secured by one or more of the Projects.

( )           "Dunham's Affirmation Certificate is defined in Section 6.4.2.

( )           "Dunham's Books and Records" is defined in Section 5.2.

( )           “Dunham Note” is defined in Section 3.2.2(a).

( )           "Effective Date" means the date of delivery to and acceptance by Escrow Holder of a fully executed copy of this Agreement.

( )           "Environmental Law" means, without limitation, RCRA, CERCLA and other federal laws covering the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the Effective Date, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

( )           "Escrow" means the above-referenced escrow opened with Escrow Holder for the consummation of the transaction described in this Agreement.

( )           "Escrow Holder Joinder" means the Joinder by Escrow Holder included with this Agreement following the signature of the Parties.

( )           “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

( )           "Executive Order" is defined in Section 8.1.7.

-ii-

( )           "Existing Financing Documents" means the note, trust deed and any other documents evidencing, securing payment of, or in any way connected with the Existing Financing, including any security agreements, UCC financing statements, loan applications and agreements and guaranties, which are secured by a lien on a Project.

( )           "Federal Non-Foreign Certificate" is defined in Section 6.4.10.

( )           "Financial Statements"  means (A) all income and expense schedules, statements, year-end financial and monthly operating statements respecting the Project for the two (2) most recent calendar years prior to the Closing Date and, to the extent available, the current fiscal year and (B) a balance sheet for Nevada Treasure as of the date for which such balance sheet has been most recently prepared, but not later than December 31, 2012, all of which shall be prepared on a consistent basis in accordance with Dunham's customary accounting practice in the ordinary course of business.

( )           "General Assignment" is defined in Section 6.4.4.

( )           "Government List" shall mean any of (i) the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

( )           "Governmental Regulations" means any laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, and building and fire codes) of the Authorities bearing on the construction, alteration, rehabilitation, maintenance, use, operation or sale of a Project.

( )           “Initial Interest Period” is defined in Section 3.2.2(a).

( )           "Intangible Property" means all of Dunham's right, title and interest, if any, in and to Contracts, Intellectual Property, Licenses and Permits and Plans and Reports.

( )           "Intellectual Property" means all copyrights, trademarks, brand names, service marks, domain names and rights to any related website and business related thereto, trade names, data, telephone numbers, licenses, labels, logos, marketing materials, designs, covenants by others not to compete, rights, privileges and any registrations or applications for registrations of the foregoing use in connection with the Project and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith or connected with the use thereof and symbolized thereby.

( )           "JV Organizational Documents" is defined in Section 3.7.

( )           "JV Transaction" is defined in Section 3.7.

-iii-

( )           "Lease Expenses" shall mean, collectively, any third party costs and expenses arising out of or in connection with (a) any extensions, renewals or expansions exercised by Tenants prior to the Effective Date in accordance with the Tenant Leases, and (b) any new Tenant Lease or Tenant Lease modification entered into prior to the Effective Date.  Lease Expenses shall include:  (i) brokerage commissions and fees to effect a Lease Transaction consummated prior to the Effective Date, (ii) tenant improvement allowances provided for under a Lease Transaction consummated prior to the Effective Date, (iii) legal fees incurred by Dunham prior to Closing for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the Lease Transaction, (iv) any free rent periods covering any period prior to the Closing, and (v) expenses that Dunham has agreed to pay prior to the Closing for the purpose of satisfying or terminating the obligations of a Tenant under a new Tenant Lease to the landlord under another Tenant Lease (whether or not such other Tenant Lease covers space in the Project).

( )           "Lease Transaction" shall mean any of the following actions by Dunham with respect to any Tenant Lease (or proposed Tenant Lease):  (a) the execution of any new Tenant Lease; (b) the renewal or material modification of any Tenant Lease, or the consent to any assignment of or subletting under any Tenant Lease, other than any renewal, expansion, assignment or subletting that Dunham is obligated to enter into or approve under the terms of the Tenant Leases; or (c) the termination of any Tenant Lease.

( )           "Licenses and Permits" means (A) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by Authorities or otherwise in connection with a Project and (B) all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to a Project.

( )           "Notice" is defined in Article 15.

( )           "Official Records" means the Official Records of the County in which the applicable Project is situated.

( )           "Opening of Escrow" means the date on which a fully executed copy of this Agreement has been delivered to Escrow Holder by American Spectrum and Dunham.

( )           “Participation Payment” is defined in Section 3.3.2(b).

( )           "Party" means American Spectrum, American Spectrum Realty, Asset Managers, Inc. or Dunham, as the case may be, and "Parties" means, collectively, American Spectrum, American Spectrum Realty, Asset Managers, Inc. and Dunham.

( )           "Permitted Exceptions" shall mean all matters shown on the Preliminary Title Reports which have been approved by American Spectrum prior to the expiration of the Inspection Period.  Permitted Exceptions shall exclude Unacceptable Exceptions.

( )           "Person" shall mean any individual, country, territory, estate, trust, partnership, limited liability company, limited liability partnership, corporation, governmental agency or other legal entity and any unincorporated association.

-iv-

( )           "Personal Property" means all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Dunham and attached to, appurtenant to, located in or used in connection with the operation of the Improvements including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna.

( )           "Plans and Reports" means (A) all financial and other books and records maintained in connection with the operation of the Property, (B) all preliminary, final and proposed building plans and specifications (including "as-built" drawings), site plans, floor plans and landscape plans respecting the Improvements, and (C) all structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Project which are within the possession of, under the control of, or reasonably available to Dunham.

( )           "Senior Preferred Stock Certificate" is defined in Section 3.2.2.

( )           “Project Allocation Amount” is defined in Section 3.3.1.

( )           "Property" means, collectively, a Project and all of Dunham's right, title and interest in the Personal Property, Tenant Leases, Tenant Deposits and the Intangible Property pertaining to such Project.

( )           "Redemption Payment" is defined in Section 3.2.2(b).

( )           "Regulations" means the regulations (including any temporary regulations) issued under the Code by the Department of the Treasury, as they may be amended from time to time, or any applicable successor regulations.  Reference herein to any particular section of the Regulations shall be deemed to refer to the corresponding provision of the applicable successor regulations.

( )           "Rent Roll" means a list setting forth the following information regarding the Tenant Leases and/or Tenants (to the extent applicable) for each Project:  (a) the number, name and nature of business of each Tenant and a description of its Tenant Lease (including all riders, supplements and amendments), (b) a description of the portion of the Improvements (e.g., suite number), (c) where applicable, the proportion which the net rentable square footage of the space covered by each Tenant Lease bears to the total net rentable square footage of the Improvements, and the percentage used in determining each Tenant's proportionate share of operating cost pass-throughs, (d) the date, commencement date, and expiration date (including option periods) of each Tenant Lease, (e) the current monthly rental payable under each Tenant Lease (including base rent and where applicable, any percentage rent or expense reimbursement) and other charges payable by such Tenant under its Tenant Lease, (f) where applicable, the base year and the amount of expenses incurred during such base year used for calculating each Tenant's cost pass-through under each Tenant Lease, (g) the amount of all Tenant Deposits and prepaid rent paid by each Tenant under each Tenant Lease, less amounts previously applied or returned to such Tenant, (h) whether such Tenant is entitled to any assigned storage or parking space, (i) whether any rents or other charges are in arrears or prepaid and the period to which such arrearages or prepayments relate, and (j) any incentives, concessions, abatements, allowances or inducements granted to such Tenant.

-v-

( )           "Revenues" means all fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating costs, operating cost pass-throughs, reimbursements, income and other revenues and charges payable by Tenants under the Tenant Leases.

( )           "Rules" is defined in Article 15.

( )           “Sale Payment” is defined in Section 3.3.2(a).

( )           “SEC” means the Securities and Exchange Commission of the United States.

( )           “SEC Reports” is defined in Section 10.9.1.

( )           “Securities Act” means the Securities Act of 1933, as amended.

( )           “Substitute Property” is defined in Section 3.3.2(a).

( )           "Tenant" means any person who is named tenant or lessee under a Tenant Lease.

( )           "Tenant Deposits" means all security deposits, and cleaning fees, plus any interest accrued thereon to the extent applicable law requires that such deposits bear interest, paid by Tenants to Dunham or any other person relative to a Project.  Tenant Deposits shall exclude Utility Deposits.

( )           "Tenant Lease Assignment" is defined in Section 6.4.3.

( )           "Tenant Leases" means all leases, licenses, rental agreements or occupancy agreements granting access rights in, on or over the Property together with all amendments, supplements thereto (together with all rents, issues and profits thereunder) and all guarantees thereof.

( )           "Tenant Notification Letter" is defined in Section 6.4.5.

( )           "Title Policy" is defined in Section 7.1.4.

( )           "Unacceptable Exceptions" means (i) any lien securing payment of delinquent real estate taxes or assessments, (ii) any mortgage, deed of trust or similar lien securing the repayment of money other than those identified as Existing Financing; provided, however, that the Existing Financing with respect to San Jacinto shall be released as of the Closing, and shall be an Unacceptable Exception, (iii) any lien resulting from any work performed on a Project, and (iv) any matter affecting title to the Project placed in the Official Records without the approval of American Spectrum after the date of the applicable Preliminary Title Report.

-vi-

( )           "Utility Deposits" shall mean all deposits made by or on behalf of Dunham with the Persons providing water, sewer, gas, electricity, telephone and other utilities to the Property.  Utility Deposits shall exclude Tenant Deposits.

-vii-

EXISTING FINANCING

Fund	Property	Lender	Lender Address	Maturity Date	Curr. Int. Rate	Principal	Deferred Interest	Total
Daily	Florida	Preferred Bank-Note A	325 East Valley Blvd., Alhambra, CA 91801	01/15/2016	4.50%	$5,905,139.79	$-	$5,905,139.79
	Florida	Preferred Bank-Note B		01/15/2016	5.75%	$999,218.00	$58,891.41	$1,058,109.41
						$6,904,357.79	$58,891.41	$6,963,249.20

Semi-A	Murrieta Plaza	Cathay Bank	9650 Flair Dr., El Monte, CA 91731	06/01/2018	4.50%	$1,185,121.61	$-	$1,185,121.61

Interme	Verdugo	D&A Semi-Annual Mortgage Fund III, L.P.	10251 Vista Sorrento Pkwy #200, San Diego, CA 92121	11/01/2013	4.50%	$6,600,000.00	$-	$6,600,000.00
Interme	Verdugo	Bank of Southern California, N.A.	12265 El Camino Real, Suite 100, San Diego, CA 92130	05/22/2015	4.00%	$2,477,080.00	$-	$2,477,080.00
	Verdugo			07/29/2014	4.00%	$-	$-	$-
						$17,166,559.40	$58,891.41	$17,225,450.81

EXHIBIT 1.16

List of Documents

Preferred Bank (for Florida property):

Loan Modification Agreement and Release	12/06/2012
Memorandum of Loan Modification Agreement	12/06/2012
Promissory Note (B Note)	12/06/2012
Absolute Assignment of Leases, Lease Guaranties, Rents, Issues and Profits	12/06/2012
Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing	12/06/2012
Loan Agreement	03/10/2010
Promissory Note	03/10/2010
Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing	03/10/2010

Included with such other documents as previously provided via Dropbox:

H:\Dropbox\American Spectrum Properties\Financing Documents - ADDED 12.4.2013 \Florida

H:\Dropbox\American Spectrum Properties\Financing Documents - ADDED 12.4.2013\Florida\Preferred Bank -Full Set loan documents

H:\Dropbox\American Spectrum Properties\Financing Documents - ADDED 12.4.2013\Florida\Preferred Bank - Full Set Loan Modification documents

H:\Dropbox\American Spectrum Properties\Financing Documents - ADDED 12.4.2013\Preferred Bank - D&A loan documents

Cathay Bank (for Murrieta Plaza property):

Key Documents:
Second Extension and Modification Agreement and Notice of Additional Advance	06/10/2013
Memo, of Second Extension and Modification Agreement and Notice of Additional Advance	06/10/2013
Security Agreement (Assignment of Deposit Account)	06/10/2013
Loan Agreement	02/12/2019
Promissory Note	02/12/2010
Absolute Assignment of Leases, Lease Guaranties, Rents, Issues and Profits	02/12/2010
Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing	02/12/2010
UCC Financing Statement	02/12/2010

Included with such other documents as previously provided via Dropbox:

H: \Dropbox\American Spectrum Properties\Financing Documents - ADDED 12.4.2013 Murrieta

H:\Dropbox\American Spectrum Properties\Financing Documents - ADDED 12.4.2013\Murrieta\Cathay extension and increase documents

H:\Dropbox\American Spectrum Properties\Financing Documents - ADDED 12.4.2013\Murrieta\cathay loan doc executed by d&a

EXHIBIT 1.16

D&A Semi-Annual Mortgage Fund III, L.P. (for Verdugo property:

Key Documents:

Promissory Note and Deed of Trust Modification Agreement	05/01/2012
Promissory Note and Deed of Trust Modification Agreement	02/02/2011
Promissory Note and Deed of Trust Modification Agreement	09/30/2010
Promissory Note and Deed of Trust Modification Agreement	03/24/2008
Promissory Note and Deed of Trust Modification Agreement	10/30/2006
Promissory Note and Deed of Trust Modification Agreement	08/01/2006
Promissory Note and Deed of Trust Modification Agreement	01/20/2006
Promissory Note and Deed of Trust Modification Agreement	11/17/2005
Note Secured by Deed of Trust	07/19/2005

Included with such other documents as previously provided via Dropbox:

H :\Dropbox1 American Spectrum Properties\Financing Documents - ADDED 12.4.2013\Verdugo\D&A Semi-Annual

Bank of Southern California (for Verdugo property):

Key Documents:

Modification of Deed of Trust	07/29/2013
Change in Terms Agreement	07/29/2013
Promissory Note #2 (Line of Credit)	07/29/2013
Business Loan Agreement (LOC)	07/29/2013
Subordination Agreement (LOC)	07/29/2013
Deed of Trust	05/22/2013
Promissory Note	05/22/2013
Business Loan Agreement	05/22/2013
Assignment of Rents	05/22/2013
Assignment of Lessor's Interest in Leases	05/22/2013
Subordination Agreement	05/22/2013
Subordination and Attornment Agreements (various)	05/22/2013

EXHIBIT 1.16

PRELIMINARY TITLE REPORTS
AMERICAN SPECTRUM/DUNHAM PROPERTIES

PRELIMINARY TITLE REPORTS
12/13/13

Project	Address	PTR No.	PTR Date
Perris	215 North A Street Perris, CA	NCS-636862-08-SA1	10/28/13
Encinitas	461 Ocean View Avenue Encinitas, CA	NCS-636862-10-SA1	10/18/13
Wilmington	400 North Marine Avenue Wilmington, CA	NCS 63682-03	20/26/13
Florida/Imperial Beach	740-798 Florida St. and 1100-1114 Donax Avenue, Imperial Beach, CA	NCS636862-11-SA1	10/18/13
San Ysidro	251-263 Cypress Drive San Ysidro, CA	NCS-555498-SD	1/4/13
Quail Run	631 Quail Run Road Aptos, CA	4307-4381143	10/2/13
Pierson	63900 Pierson Blvd. Desert Hot Springs, CA	NCS-635592-SD	10/10/13
Club Royal/Kingsburg	39671 Road 28 Kingsburg, CA	UCS 63682-01-SA1	10/13/13
Verdugo/Glendale	3600 Verdugo Road Glendale, CA	NCS-636862-02-SA1	10/11/13
Karen & Mission/Desert Hot Springs	Northeast Corner of Karen Ave. and 11th Avenue Desert Hot Springs, CA	NCS-635591-SD	10/10/13
IB Hotel	550 Highway 75 Imperial Beach, CA	NCS-636862-12-SA1	10/18/13
Nevada Treasure/Pahrump	301 West Leslie Street Pahrump, Nevada	NCS-636862-15-SA1	11/5/13

EXHIBIT 1.25

El Toro Road	28573 El Toro Cut Off Road Perris, CA	NCS-636862-09-SA1	10/22/13
Murrieta Plaza	40516 Murrieta Hot Springs Rd. Murrieta, CA	NCS-636862-07-SA1	10/23/13
Calimesa	On Calimesa Blvd. north of Cherry Valley Blvd. Calimesa, CA	NCS-636862-04-SA1	10/22/13
Castaic	Romero Canyon Rd. one half mile north of Barringer Rd. Castaic, CA Shared	NCS-618004-SD	6/27/13
Varner Road	North of Varner Rd. and I-10 Freeway Thousand Palms, CA Shared	NCS-635587-SD	10/10/13
Salton/Salton Sea	Near Highway 111, Multiple Locations on the Shore of Salton Sea Salton Sea area, CA Shared	NCS-635588-SD No SA PTR	10/15/13
Shelbourne (San Jacinto) Ramona Blvd.	Residential Land	NCS-655384-SD No SA PTR	10/10/13

EXHIBIT 1.25

IDENTIFICATION OF PROJECTS

Property Name	Property Information	Property Address	City/State
Perris	Land - Residential TTM; 13 acres/54 lots	215 North A Street	Perris, CA
Encinitas	Land - Residential; 3 acres	461 Ocean View Avenue	Encinitas, CA
Wilmington	Industrial Building	400 North Marine Avenue	Wilmington, CA
Florida	36 Unit Condominium Complex	740-798 Florida Street & 1100-1114 Donax Avenue	Imperial Beach, CA
San Ysidro	1 SFR & 3 Duplexes	251-263 Cypress Drive	San Ysidro, CA
Quail Run	SFR on 64 Acres	631 Quail Run Road	Aptos, CA
Pierson	Land - Commercial; 13 acres	63900 Pierson Boulevard	Desert Hot Springs, CA
Club Royal Oak	RV Resort	39700 Road 28	Kingsburg, CA
Verdugo	Medical Office Building	3600 North Verdugo Road	Glendale, CA
IB Hotel	Land - Commercial; 1.18 acres	550 Highway 75	Imperial Beach, CA
Karen & Mission Lakes	Land - Res TTM; 160 acres/499 lots	Northeast Corner of Karen Avenue and 11th Avenue	Desert Hot Springs, CA
Nevada Treasure RV Resort LLC	RV Resort	301 West Leslie Street	Pahrump, NV
El Toro Road	Land - Commercial; 4.5 acres	28573 El Toro Cut Off Road	Perris, CA
Murrieta Plaza	Retail Space in Shopping Center	40516 Murrieta Hot Springs Road	Murrieta, CA
Calimesa	Land - Residential TTM; 53 acres/134 lots	On Calimesa Blvd. North of Cherry Valley Blvd.	Calimesa, CA
Castaic (75.00%)	Land - Residential; 320 acres (193 acres w/ final map 94 lots)	Romero Canyon Road, one-half mile North of Barringer Road	Castaic, CA
Varner Road (53.125%)	Land - Res TTM; 41 acres/85 lots	North of Varner Road and I-10 Freeway	Thousand Palms, CA
Salton (71.429%)	Land - Residential	Near Highway 111, Multiple Locations on the Shore of Salton Sea	Salton Sea area, CA
Shelbran (San Jacinto SAMF LLC)	Land - Residential; 48.49 acres	1870 North Ramona Blvd.	San Jacinto, CA

EXHIBIT 1.26

ALLOCATION OF SENIOR PREFERRED STOCK AMONG DUNHAM FUNDS

D&A Daily Mortgage Fund III, L.P.	24.79%
D&A Semi-Annual Mortgage Fund III, L.P.	40.17%
D&A Intermediate-Term Mortgage Fund III, L.P.	35.04%
TOTAL BY FUND	100.00%

These percentages are subject to change on or after the Closing Date pursuant to credits and debits for prorations.

EXHIBIT 3.2.2

ALLOCATION OF NET CONTRIBUTION VALUE AMONG PROJECTS

Project Name	Project Allocation Amount	Existing Financing	Net Contribution Value
Perris	$921,000		$921,000
Encinitas	1,251,000		1,251,000
Wilmington	2,186,000		2,186,000
Florida	9,883,000	$6,963,249	$2,919,751
San Ysidro	898,000		898,000
Quail Run	4,952,000		4,952,000
Pierson	654,000		654,000
Club Royal Oak	2,995,000		2,995,000
Verdugo	16,569,000	9,077,080	7,491,920
IB Hotel	3,601,000		3,601,000
Karen & Mission Lakes	3,594,000		3,594,000
Nevada Treasure RV Resort LLC	5,990,000		5,990,000
El Toro Road	359,000		359,000
Murrieta Plaza	4,311,000	1,185,122	3,125,878
Calimesa	2,861,000		2,861,000
Castaic (75.00%)	8,582,000		8,582,000
Varner Road (53.125%)	1,797,000		1,797,000
Salton (71.429%)	5,796,000		5,796,000
Shelbran (San Jacinto SAMF LLC)	7 ,620,000	$-	$7,620,000
TOTAL PROJECTS	$84,820,000	$17,225,451	$67,594,549

These allocations are as of December 10, 2013 and are subject to change on or after Closing Date pursuant to credits and debits for prorations.

EXHIBIT 3.3.1

EXAMPLES OF SALE PAYMENTS, PARTICIPATION PAYMENTS
AND DEFICIT PAYMENTS

Example 1:

Project Allocation Amount: $3,000,000

Indebtedness Secured by Project: $2,000,000

Gross Sales Price: $4,000,000

Sale Payment
In the above example, the Sale Payment will be calculated pursuant to Section 3.3.2(a)(i) and will equal $500,000 (i.e., 50% of the difference between the Project Allocation Amount ($3,000,000) and the indebtedness secured by the Project repaid at the closing of such sale ($2,000,000) (.5 x ($3,000,000 - $2,000,000).

Participation Payment
In the above example, and assuming the amounts calculated pursuant to Section 3.3.2(b)(ii) – (iv) equal $50,000 then the Profits shall equal $950,000 (i.e., the gross sales price ($4,000,000) less the Project Allocation Amount ($3,000,000), less the closing costs ($50,000)) and the Profit Participation to Dunham Funds equals $237,500 (i.e., 25% of the Profits).

Example 2 (with Deficit):

Project Allocation Amount: $4,000,000

Indebtedness Secured by Project: $2,000,000

Gross Sales Price: $3,000,000

Sale Payment
In the above example, the Sale Payment will be calculated pursuant to Section 3.3.2(a)(ii) and will equal $500,000 (i.e., 50% of the difference between the gross sales price ($3,000,000) less the indebtedness secured by the Project repaid at closing of such sale ($2,000,000) (.5 x ($3,000,000 - $2,000,000).

Participation Payment
In the above example, there will be no Participation Payment because the gross sales price ($3,000,000) does not exceed the Project Allocation Amount ($4,000,000).

This transaction creates a Deficit of $1,000,000 (amount by which the Gross Sales Price is less than the Project Allocation Amount)

EXHIBIT 3.3.2

Example 3: (Deficit & Deficit Payment)

Assume the example set forth in Example 2 which created a $1,000,000 deficit.

Assume also the following with respect to the next sale of a Project:

Project Allocation Amount: $3,000,000

Indebtedness Secured by Project: $2,000,000

Gross Sales Price: $4,500,000

Sale Payment
In the above example, the Sale Payment will be calculated pursuant to Section 3.3.2(a)(i) and will equal $500,000 (i.e., 50% of the difference between the Project Allocation Amount ($3,000,000) and the indebtedness secured by the Project repaid at the closing of such sale ($2,000,000) (.5 x ($3,000,000 - $2,000,000).

Participation Payment
In the above example, and assuming the amounts calculated pursuant to Section 3.3.2(b)(ii) – (iv) equal $50,000 then the Profits shall equal $1,450,000 (i.e., the gross sales price ($4,500,000) less the Project Allocation Amount ($3,000,000), less the closing costs ($50,000)).

Because an outstanding Deficit exists, the first $1,000,000 of Profits associated with the sale of this Project will be paid to the holders of the Senior Preferred Stock in accordance with Section 3.3.3.  The remaining $450,000 will be paid in accordance with Section 3.3.2(b) and results in a Profit Participation to Dunham Funds equal to $112,500 (i.e., 25% of the remaining $450,000 of Profits).

EXHIBIT 3.3.2

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL THIS GRANT
DEED AND ALL TAX STATEMENTS TO:

American Spectrum Dunham Properties LLC
19100 Von Karman Avenue, Suite 900
Irvine, CA 92612
Attn:  Jie Lee

(Above Space For Recorder's Use Only)

GRANT DEED

The undersigned grantor declares:

Documentary Transfer Tax is shown by an unrecorded separate affidavit pursuant to Section 11932 of the Revenue and Taxation Code.
( )	computed on full value of property conveyed, or
( )	computed on full value, less value of liens and encumbrances remaining at time of sale.

City of ______________

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ______________________ hereby GRANTS to American Spectrum Dunham Properties LLC a Delaware limited liability company the following described real property ("Property") located in the City of _______________, County of ________________, State of ___________________.

See Exhibit "A" attached hereto and incorporated herein by this reference.

SUBJECT TO:

1.           Taxes and assessments.

EXHIBIT 6.4.1

2.           All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters whether or not of record or visible from an inspection of the Property and all matters which an accurate survey of the Property would disclose.

DATED: December __, 2013

a

By:
Name
Title

By:
Name
Title

EXHIBIT 6.4.1

LEGAL DESCRIPTION

[To be attached prior to
execution of the Agreement]

EXHIBIT A
to EXHIBIT 6.4.1

STATE OF                                                    )
                )  ss.
COUNTY OF                                                 )

On ___________ 2013 before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________ and ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be persons who executed the within instrument as the ____________________ and ______________________ respectively, of ___________________, the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS my hand and official seal.

Notary Public in and for said State

EXHIBIT A TO
EXHIBIT 6.4.1

BILL OF SALE

THIS BILL OF SALE ("Bill of Sale") is made this day of December, 2013 by D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P. and D&A Intermediate-Term Mortgage Fund III, L.P. (collectively "Dunham Funds"), in favor of American Spectrum Dunham Properties LLC, a Delaware limited liability company ("American Spectrum").

W I T N E S S E T H:

Dunham Funds, American Spectrum, American Spectrum Realty, Inc. and Asset Managers, Inc. entered into that certain Contribution Agreement and Joint Escrow Instructions dated as of December __, 2013 ("Agreement") respecting the conveyance of certain Property (as defined in the Agreement).

Under the Agreement, Dunham is obligated to transfer to American Spectrum any and all of its right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Dunham Trusts and attached to, appurtenant to, located in or used in connection with the operation of the improvements ("Improvements") and located on the real property described in Exhibit "A" attached hereto, including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna (collectively, "Personal Property").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dunham does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to American Spectrum all of the Personal Property, without representation or warranty, except as may be provided in the Agreement.

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Dunham Funds and American Spectrum.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

EXHIBIT 6.4.2

IN WITNESS WHEREOF, Dunham Funds have executed and delivered this Bill of Sale as of this day set forth above.

a

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 6.4.2

EXHIBIT "A"

DESCRIPTION OF REAL PROPERTY

EXHIBIT A TO
EXHIBIT 6.4.2

TENANT LEASE ASSIGNMENT

THIS TENANT LEASE ASSIGNMENT ("Assignment") is made this ___ day of _____________ 2013 by and between D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P., D&A Intermediate-Term Mortgage Fund III, L.P. and Asset Managers, Inc., d/b/a Dunham Mortgage Funds (collectively, "Assignor"), and American Spectrum Dunham Properties LLC, a __________ limited liability company ("Assignee").

W I T N E S S E T H:

Assignors, American Spectrum Realty, Inc. and Assignee entered into that certain Contribution Agreement and Sale and Joint Escrow Instructions dated as of November __, 2013 ("Agreement") respecting the sale of certain "Property" (as defined in the Agreement).

Under the Agreement, Assignors are obligated to assign to Assignee any and all of its right, title and interest in and to all leases, licenses, rental agreements and occupancy agreements, and all amendments and supplements thereto relative to the real property ("Real Property") described in Exhibit "A" attached hereto, together with all rents, issues and profits thereunder (collectively, "Tenant Leases") and all security deposits and cleaning fees, plus any interest accrued thereon (but only to the extent applicable law requires such deposits to bear interest), paid by tenants of the Property to Assignor ("Tenant Deposits"), which Tenant Leases and Tenant Deposits are set forth on Exhibit "B" attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Tenant Leases and Tenant Deposits and Assignee hereby accepts such assignment.  The assignment of the Tenant Deposits shall be effected by a credit to Assignee at the Closing (as defined in the Agreement).

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases accruing or arising on or after the date of this Assignment.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

EXHIBIT 6.4.3

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.

a

By:	By:
Name	Name:
Title	Title:

By:		By:
Name:		Name:
Title:		Title:
	"Assignor"		"Assignor"

EXHIBIT 6.4.3

EXHIBIT "A"

DESCRIPTION OF REAL PROPERTY

EXHIBIT A TO
EXHIBIT 6.4.3

EXHIBIT "B"

TENANT LEASES AND TENANT DEPOSITS

EXHIBIT B TO
EXHIBIT 6.4.3

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT ("Assignment") is made this _____ day of December, 2013 by and between D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P. and D&A Intermediate-Term Mortgage Fund III, L.P. (collectively, "Assignor"), and American Spectrum Dunham Properties LLC, a Delaware limited liability company ("Assignee").

W I T N E S S E T H:

Assignors, Asset Managers, Inc., American Spectrum Realty, Inc. and Assignee entered into that certain Contribution Agreement and Joint Escrow Instructions dated as of December, 2013 ("Agreement") respecting the sale of certain "Property", including the "Land" described in Exhibit "A" and the "Improvements" located thereon (all as defined in the Agreement).  All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to these Contracts, the Licenses and Permits; the Intellectual Property, the Plans and Reports.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Contracts, Licenses and Permits, Intellectual Property, Plans and Reports (collectively the "Intangible Property") and Assignee hereby accepts such assignment.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Intangible Property accruing or arising on or after the date of this Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

EXHIBIT 6.4.4

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

a

By:	By:
Name	Name:
Title	Title:

By:		By:
Name:		Name:
Title:		Title:
	"Assignor"		"Assignor"

EXHIBIT 6.4.4

EXHIBIT "A"

DESCRIPTION OF THE LAND

EXHIBIT "A" TO
EXHIBIT 6.4.4

FORM OF ASSIGNMENT OF INTEREST

ASSIGNMENT OF UNITS
(NEVADA TREASURE RV RESORT, LLC)

THIS ASSIGNMENT UNITS ("Assignment") is made and entered into effective as of December ___, 2013 (the "Effective Date"), by D&A SEMI-ANNUAL MORTGAGE FUND III, L.P. ("Assignor"), in favor of American Spectrum Dunham Properties, LLC, a Delaware Limited Liability Company ("Assignee").  Except where otherwise provided herein, the capitalized terms used in this Assignment shall have the respective meanings assigned to such terms in, and all Article and Section references contained herein shall refer to, the "LLC Agreement" (as such term is defined in Recital B below).  This Assignment is made with reference to the following facts and circumstances:

R E C I T A L S :

A.           The Articles of Organization Limited-Liability of the Company (defined below) were filed with the Secretary of State of the State of Nevada on November 22, 2010 as Document No. 20100874957-3 (the "Articles").

B.           Assignor is the sole member of Nevada Treasure RV Resort, LLC, a Nevada limited liability company (the "Company"), which Company is governed by that certain Limited Operating Agreement of Nevada Treasure RV Resort, LLC made as of January [sic], 2011 (the "LLC Agreement").

C.           Assignor is the owner of one hundred Units in the Company (the "Assignor Units").

D.           Pursuant to that certain Contribution Agreement and Joint Escrow Instructions between Assignor, Assignee, et al. ("Contribution Agreement"), Assignor has agreed to assign and transfer all of its interest in the Company to Assignee, including the Assignor Units.

NOW, THEREFORE, with respect to the foregoing Recitals and in consideration of the mutual covenants contained in the Contribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

A G R E E M E N T :

EXHIBIT 6.4.9

1.           Assignment.  Assignor hereby unconditionally and irrevocably assigns, transfers, conveys and delivers to Assignee all of the Assignor Units and any and all other rights of Assignor in, to or with respect to the Company.

2.           Rights and Obligations.  From and after the Effective Date, (i) Assignee shall be entitled to exercise all of the rights, powers, privileges and benefits that are attributable to the Assignor Units, and (ii) Assignor shall have no further rights, powers, privileges and/or benefits with respect to the Assignor Units or the Company.

3.           Admission and Withdrawal.  By reason of the assignment effected pursuant to Section 1 above, (i) Assignee is hereby admitted into the Company as a substituted "Member", and (ii) Assignor hereby fully and completely withdraws from the Company.  The Company shall not dissolve as a result of the foregoing admission or withdrawal (or any other event described in this Assignment); on the contrary, the business of the Company shall continue without any break or interruption in continuity.

4.           Representations.  Assignor represents and warrants to Assignee (a) that Assignor is not in breach or default of any of Assignor's covenants or obligations under the LLC Agreement (nor are there any circumstances that with notice or the passage of time would result in any such breach or default), (b) Assignor has satisfied all demands for performance received prior to the Effective Date with respect to the Assignor Units, (c) the LLC Agreement and Articles are in full force and effect and there has been no modification, amendment or supplement thereto, (d) the Assignor Units and Assignor's interest in the Company are free and clear of any liens, encumbrances or adverse claims (e) all managers heretofore appointed with respect to the Company have resigned or are resigning concurrently herewith and there is no person who currently has the right to act as a manager of the Company and (f) no other person owns any Assignor Units or has any right to acquire any Units or become a Member of the Company nor does any person have any rights to acquire the units by reason of their assignment and transfer pursuant to this Agreement or otherwise..

5.           Miscellaneous

(a)           Further Acts.  Each party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any further documents and instruments, as may be reasonably necessary or desirable to implement and/or accomplish the provisions of this Assignment.

(b)           Counterparts.  This Assignment may be executed in multiple counterparts, each of which shall be deemed an original Assignment, but all of which, taken together, shall constitute one (1) and the same Assignment, binding on the parties hereto.

(c)           Attorneys' Fees.  If any proceeding is commenced between or among the parties or their representatives concerning any provision of this Assignment or the rights and duties of any person or entity in relation thereto, then the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' and expert witness fees and costs reasonably incurred in such proceeding.

EXHIBIT 6.4.9

(d)           Rules of Construction.  The provisions of this Assignment shall be construed and enforced in accordance with the laws of the State of California.  This Assignment contains and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, if any, with respect thereto.

[SIGNATURES FOLLOW]

EXHIBIT 6.4.9

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

"Assignor"	D&A SEMI-ANNUAL MORTGAGE FUND III,
L.P., partnership a California limited
Its: Sole Member

	By:	Asset Managers, Inc.,
a California corporation
General Manager

By:	/s/
Name
Title

EXHIBIT 6.4.9

NON-FOREIGN CERTIFICATE

TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

The undersigned ("Transferor") hereby certifies to __________________ ("Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("Code") will not be required upon the transfer of certain real property to the Transferee.

Transferor hereby certifies to Transferee as follows::

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

2.           Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Code.

3.           Transferor's U.S. employer identification/social security number is _____________________________.

4.           The Transferor's business address is __________________________________________________________________________.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

EXHIBIT 6.4.10A

Under penalty of perjury, Transferor declares that Transferor has examined this Certification and to the best of Transferor's knowledge and belief, it is true, correct and complete, and Transferor further declares that it has authority to sign this document on behalf of the Transferor.

Date:  ___________, 2013

a

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 6.4.10A

EXHIBIT 6.4.10B

YEAR

2013 Real Estate Withholding Certificate

CALIFORNIA FORM

593-C

Part I – Seller's Information — **Return this form to your escrow company.**

Name	SSN or ITIN - -
Spouse's/RDP's name (if jointly owned)	Spouse's/RDP's SSN or ITIN (if jointly owned) - -
Address (suite, room, PO Box, or PMB no.)	☐ FEIN ☐ CA Corp no. ☐ CA SOS file no.
City / State / ZIP Code -	Ownership percentage . %
Property address (if no street address, provide parcel number and county)	

To determine whether you qualify for a full or partial withholding exemption, check all boxes that apply to the property being sold or transferred. (See instructions)

Part II – Certifications which fully exempt the sale from withholding:

1. ☐ The property qualifies as the seller's (or decedent's, if sold by the decedent's estate) principal residence within the meaning of Internal Revenue Code (IRC) Section 121.
2. ☐ The seller (or decedent, if sold by the decedent's estate) last used the property as the seller's (decedent's) principal residence within the meaning of IRC Section 121 without regard to the two-year time period.
3. ☐ The seller has a loss or zero gain for California income tax purposes on this sale. To check this box you must complete Form 593-E, Real Estate Witholding-Computation of Estimated Gain or Loss, and have a loss or zero gain on line 16.
4. ☐ The property is being compulsorily or involuntarily converted and the seller intends to acquire property that is similar or related in service or use to qualify for nonrecognition of gain for California income tax purposes under IRC Section 1033.
5. ☐ The transfer qualifies for nonrecognition treatment under IRC Section 351 (transfer to a corporation controlled by the transferor) or IRC Section 721 (contribution to a partnership in exchange for a partnership interest).
6. ☐ The seller is a corporation (or a limited liability company (LLC) classified as a corporation for federal and California income tax purposes) that is either qualified through the California Secretary of State (SOS) or has a permanent place of business in California.
7. ☐ The seller is a California partnership or a partnership qualified to do business in California (or an LLC that is classified as a partnership for federal and California income tax purposes and is not a single member LLC that is disregarded for federal and California income tax purposes). If this box is checked, the partnership or LLC must still withhold on nonresident partners or members.
8. ☐ The seller is a tax-exempt entity under California or federal law.
9. ☐ The seller is an insurance company, individual retirement account, qualified pension/profit sharing plan, or charitable remainder trust.

Part III – Certifications that may partially or fully exempt the sale from withholding:

Real Estate Escrow Person (REEP): See instructions for amounts to withhold.

10. ☐ The transfer qualifies as a simultaneous like-kind exchange within the meaning of IRC Section 1031.
11. ☐ The transfer qualifies as a deferred like-kind exchange within the meaning of IRC Section 1031.
12. ☐ The transfer of this property is an installment sale where the buyer is required to withhold on the principal portion of each installment payment. Copies of Form 593-I, Real Estate Withholding Installment Sale Acknowledgement, and the promissory note are attached.

Part IV – Seller's Signature

Under penalties of perjury, I hereby certify that the information provided above is, to the best of my knowledge, true and correct. If conditions change, I will promptly inform the withholding agent. I understand that the Franchise Tax Board may review relevant escrow documents to ensure withholding compliance and that completing this form does **not** exempt me from filing a California income or franchise tax return to report this sale.

Seller's Name and Title ______________ Seller's Signature ______________ Date ________

Spouse's/RDP's Name______________ Spouse's/RDP's Signature ______________ Date ________

Please verify that the SSN or ITIN listed above in Part I of this form is correct.

Seller: If you checked any box in Part II, you are exempt from real estate withholding.

If you checked any box in Part III, you may qualify for a partial or complete withholding exemption.

If you did not check any box in Part II or Part III, the withholding will be 3⅓% (.0333) of the total sales price or the optional gain on sale withholding amount certified by seller on Form 593, Real Estate Withholding Tax Statement.

If you are withheld upon, the withholding agent should give you one copy of Form 593. Attach a copy to the lower front of your California income tax return and make a copy for your records.

Keep Form 593-C for five years following the close of the transaction. You must furnish the form to the Franchise Tax Board upon request.

For Privacy Notice, get form FTB 1131. 7131133 Form 593-C c2 2012

EXHIBIT 6.4.10B

FORM OF DUNHAM'S AFFIRMATION CERTIFICATE

Asset Managers, Inc., D&A Daily Mortgage Fund III, L.P.., D&A Semi-Annual Mortgage Fund III, L.P., D&A Intermediate-Term Mortgage Fund III, L.P. (collectively, “Dunham”), do hereby certify, pursuant to Section 6.4.12 of the Contribution Agreement and Joint Escrow Instructions by and between Dunham, American Spectrum Realty, Inc., American Spectrum Realty Operating Partnership, L.P., and American Spectrum Dunham Properties, L.L.C., dated as of December __, 2013 (the “Agreement”), as follows:

1.           The representations and warranties of Dunham contained in the Agreement are true and correct as of the Closing Date in all material respects as though made on the Closing Date (except to the extent any representations and warranties address matters only as of a particular date or only with respect to a specific period of time, in which case as of such date or with respect to such period).

IN WITNESS WHEREOF, the undersigned has executed this Affirmation Certificate as of December __, 2013.

Asset Managers, Inc.		D&A Daily Mortgage Fund III, L.P.

	By:	Asset Managers, Inc., its General
Partner

By:		By:
Name:		Name:
Title:		Title:

D&A Semi-Annual Mortgage			D&A Intermediate-Term Mortgage
Fund III, L.P.			Fund III, L.P.

By:	Asset Managers, Inc., its General	By:	Asset Managers, Inc., its General
	Partner		Partner

By:			By:
Name:			Name:
Title:			Title:

EXHIBIT 6.4.12

FORM OF AMERICAN SPECTRUM'S AFFIRMATION CERTIFICATE

AFFIRMATION CERTIFICATE

American Spectrum Realty, Inc., American Spectrum Realty Operating Partnership, L.P. and American Spectrum Dunham Properties LLC (collectively, “American Spectrum”), do hereby certify, pursuant to Section 6.5.4 of the Contribution Agreement and Joint Escrow Instructions among American Spectrum, Asset Managers, Inc., D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P. and D&A Intermediate-Term Mortgage Fund III, L.P. dated as of December __, 2013 (the “Agreement”), as follows:

1.           The representations and warranties of American Spectrum contained in the Agreement are true and correct as of the Closing Date in all material respects as though made on the Closing Date (except to the extent any representations and warranties address matters only as of a particular date or only with respect to a specific period of time, in which case as of such date or with respect to such period).

IN WITNESS WHEREOF, the undersigned has executed this Affirmation Certificate as of December __, 2013.

American Spectrum Realty, Inc.		American Spectrum Realty Operating
Partnership, L.P.
By:
Name:	By:	American Spectrum Realty, Inc., its
Title:		General Partner

By:
Name:
Title:

American Spectrum Dunham Properties
LLC

By:	American Spectrum Realty Operating
Partnership, L.P., its Sole Member

By:
Name:
Title:

EXHIBIT 6.5.4

FORM OF ARTICLES SUPPLEMENTARY

EXHIBIT 7.2.3

ARTICLES SUPPLEMENTARY
FOR
8% CUMULATIVE PREFERRED STOCK, SERIES B
OF
AMERICAN SPECTRUM REALTY, INC.

AMERICAN SPECTRUM REALTY, INC., a corporation organized and existing under the Maryland General Corporation Law (the “Corporation”), in accordance with the provisions thereof, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power and authority contained in Section 2-208 of the Maryland General Corporation Law and Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) by a duly adopted resolution classified and designated 17,000,000 shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of 8% Cumulative Preferred Stock, Series B, par value $0.01 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as o dividends and other distributions, qualifications, and terms and conditions of redemption

Section 1.                      Designation.  The distinctive serial designation of such series of Preferred Stock is “8% Cumulative Preferred Stock, Series B” (“Series B”).  Each share of Series B shall be identical in all respects to every other share of Series B.

Section 2.                      Number of Shares.  The authorized number of shares of Series B shall be __________.  Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series B may be reissued only as shares of any series other than Series B).

Section 3.                      Definitions.  As used herein with respect to Series B:

(a)           “Affiliate” means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

(b)           “Articles Supplementary” means the Articles Supplementary relating to the Series B, as they may be amended from time to time.

(c)           “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

(d)           “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(e)           “Business Day” means each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

(f)           “Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the Original Issue Date by any Person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act), of more than 19.9% of the voting rights or equity interests in the Corporation in a transaction approved by the Corporation’s Board of Directors; (ii) a transaction after the Original Issue Date resulting in William J. Carden owning or controlling less than 19.9% of the voting rights or equity interests of the Corporation; (iii) a merger or consolidation of the Corporation or a sale of 19.9% or more of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least 80% of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable; (iv) a recapitalization, reorganization or other transaction involving the Corporation that constitutes or could result in a transfer of more than 19.9% of the voting rights in the Corporation; (v) the sale, lease, exchange or other transfer in one or a series of related transactions of all or substantially all of the Corporation’s total assets on a consolidated basis, as reported in the Corporation’s consolidated financial statements, other than a sale or disposition by the Corporation of all or substantially all of the Company’s assets to an entity at least 80% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Corporation immediately prior to such sale; or (vi) the execution by the Corporation or its controlling stockholders of an agreement providing for or that will, upon consummation of the transactions contemplated thereby, result in any of the foregoing events. The issued and outstanding Series B and the Warrant Shares shall not be included in calculating the above percentages.

EXHIBIT 7.2.3
-2

ARTICLES SUPPLEMENTARY
FOR
8% CUMULATIVE PREFERRED STOCK, SERIES B
OF
AMERICAN SPECTRUM REALTY, INC.

AMERICAN SPECTRUM REALTY, INC., a corporation organized and existing under the Maryland General Corporation Law (the “Corporation”), in accordance with the provisions thereof, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) by a duly adopted resolution classified and designated __________ shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of 8% Cumulative Preferred Stock, Series B, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption.

Section 1.                      Designation.  The distinctive serial designation of such series of Preferred Stock is “8% Cumulative Preferred Stock, Series B” (“Series B”).  Each share of Series B shall be identical in all respects to every other share of Series B.

Section 2.                      Number of Shares.  The authorized number of shares of Series B shall be __________.  Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series B may be reissued only as shares of any series other than Series B).

Section 3.                      Definitions.  As used herein with respect to Series B:

(a)           “Affiliate” means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

(b)           “Articles Supplementary” means the Articles Supplementary relating to the Series B, as they may be amended from time to time.

(c)           “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

(d)           “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(e)           “Business Day” means each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

(f)           “Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the Original Issue Date by any Person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act), of more than 19.9% of the voting rights or equity interests in the Corporation in a transaction approved by the Corporation’s Board of Directors; (ii) a transaction after the Original Issue Date resulting in William J. Carden owning or controlling less than 19.9% of the voting rights or equity interests of the Corporation; (iii) a merger or consolidation of the Corporation or a sale of 19.9% or more of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least 80% of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable; (iv) a recapitalization, reorganization or other transaction involving the Corporation that constitutes or could result in a transfer of more than 19.9% of the voting rights in the Corporation; (v) the sale, lease, exchange or other transfer in one or a series of related transactions of all or substantially all of the Corporation’s total assets on a consolidated basis, as reported in the Corporation’s consolidated financial statements, other than a sale or disposition by the Corporation of all or substantially all of the Company’s assets to an entity at least 80% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Corporation immediately prior to such sale; or (vi) the execution by the Corporation or its controlling stockholders of an agreement providing for or that will, upon consummation of the transactions contemplated thereby, result in any of the foregoing events. The issued and outstanding Series B and the Warrant Shares shall not be included in calculating the above percentages.

EXHIBIT 7.2.3

(g)           “Charter” means the charter of the Corporation, as it may be amended or restated from time to time, and shall include these Articles Supplementary.

(h)           “Common Stock” means the common stock of the Corporation.

(i)           “Contribution Agreement” means that certain Contribution Agreement dated as of December __, 2013 between the Corporation, Asset Managers, Inc., American Spectrum Realty Operating Partnership, L.P., American Spectrum Dunham Properties, LLC and the initial holders of Series B.

(j)           “Default Rate” means 15% per annum, non-compounded.

(k)           “Dividend Payment Date” means the first day of each calendar month commencing with January 1, 2014.

(l)           “Dividend Period” means each accrual period during which shares of the Series B are issued and outstanding (beginning on the first day of each calendar month and ending on the last day of such calendar month); provided, however, that, with respect to each share of Series B, (i) the initial “Dividend Period” shall commence on the Original Issue Date and end on [December 31, 2013]; and (ii) each other “Dividend Period” shall end on the first to occur of (A) the next last succeeding day of a calendar month or (B) with respect to a share of Series B that is redeemed, the date through and including the date on which such share is redeemed.

(m)           “Dividend Record Date” means, with respect to any Dividend Payment Date, the 15th calendar before such Dividend Payment Date.  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

(n)           “Event of Default” shall mean that one or more of the following events has occurred and is continuing:

(i)           the Corporation has failed to perform any covenant, obligation or agreement under Section 3.3 of the Contribution Agreement and fails to cure such breach within thirty (30) days of the date on which the applicable payments set forth therein to the holders of the Series B Preferred are due and owing;

(ii)           the Corporation has failed to comply with the obligations under Section 3.4 of the Contribution Agreement and fails to cure such breach, to the extent it is capable of being cured, within ninety (90) days of the occurrence of such breach;

(iii)           the lender with respect to any Project (as defined in the Contribution Agreement) that is encumbered by a lien created by the Existing Financing (as defined in the Contribution Agreement) forecloses upon or otherwise acquires such Project;

(iv)           the Corporation has failed to redeem the required shares of Series B at any Redemption Date and fails to cure such breach within ninety (90) days of the applicable Redemption Date;

EXHIBIT 7.2.3

(v)           the Corporation fails to pay in full in cash any dividend on any applicable Dividend Payment Date at the Preferred Distribution Rate (regardless of whether such dividend has been authorized by the Board of Directors and declared by the Corporation or whether the Corporation has legally available funds for the payment of such dividend) and fails to cure such breach within thirty (30) days of the applicable Dividend Payment Date;

(vi)           the Corporation has failed to comply with the Series B Preferred Terms (other than as set forth in subclause (iv) and (v) of this definition) and fails to cure such breach, to the extent it is capable of being cured, within seventy-five (75) days of the occurrence of such breach;

(vii)           any judgment or order for the payment of money individually or in the aggregate in excess of $500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Corporation or any of its Affiliates and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within thirty (30) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order;

(viii)           any indebtedness secured by any property or asset which is owned at least 25% by the Corporation or any of its Affiliates having a principal or stated amount, individually or in the aggregate (with respect to all indebtedness secured by such property or asset), in excess of $2,500,000 shall be subject to an event of default and/or is required to be repaid, redeemed, purchased or defeased, or require an offer to purchase or defease such indebtedness to be made, prior to its express maturity, and the Corporation fails to cure such event of default or repayment, redemption or purchase obligation, to the extent it is capable of being cured, within applicable cure periods under such indebtedness;

(ix)           any unsecured indebtedness of the Corporation or any of its Affiliates having a principal or stated amount, individually or in the aggregate, in excess of $2,500,000 shall be subject to an event of default and/or is required to be repaid, redeemed, purchased or defeased, or require an offer to purchase or defease such indebtedness to be made, prior to its express maturity, and the Corporation fails to cure such event of default or repayment, redemption or purchase obligation, to the extent it is capable of being cured, within applicable cure periods under such indebtedness;

(x)           the occurrence of any event or circumstance which could reasonably be expected to have a material adverse effect on the financial condition of the Corporation or the operation of the Corporation’s business, which the Corporation, to the extent it is capable of being cured, has failed to cure within ninety (90) days of becoming aware of the occurrence of such event or occurrence (in either instance, a material adverse effect shall be deemed to involve the payment by the Corporation of an amount in excess of $500,000); provided, however, that no event of default under this clause (x) shall exist to the extent such event or circumstance arises out of or results from an act of God (i.e., hurricane, flooding, earthquake, etc.); or

(xi)           (A) the Corporation has filed a voluntary petition in bankruptcy; (B) an involuntary petition in bankruptcy has been filed against the Corporation and is not dismissed or removed within 60 days; (C) the Corporation applies for, consents to, or acquiesces in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the assets or other property of any such Person, or makes an assignment for the benefit of creditors; (D) the Corporation has filed a petition or an answer seeking any reorganization, arrangement, dissolution, liquidation or similar relief under any law, statute or regulation; or (E) the Corporation takes any action authorizing, or in furtherance of, any of the foregoing.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)           “Final Dividend Payment Date” means December 1, 2015.

(q)           “Final Redemption Date” means December 1, 2015.

(r)           “First Redemption Date” means December 1, 2014.

EXHIBIT 7.2.3

(s)           “First Redemption Date Shares” means a number of shares of Series B equal to the quotient of (i) the difference between (A) $17,000,000, less (B) all Sale Payments and Debt Payments actually received by the holders of the Series B on or prior to the First Redemption Date, divided by (ii) the Liquidation Preference calculated as of the First Redemption Date.

(t)           “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series B) that ranks junior to Series B either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(u)           “Liquidation Preference” means (i) $4.00 per share of Series B less (ii) all Per Share Sale Payments and Per Share Debt Payments actually received by the holders of the Series B, in each case as adjusted for stock splits, stock dividends, reclassification and the like.

(v)           “Original Issue Date” means December ___, 2013.

(w)           “Parity Stock” means the Series A and any other class or series of stock of the Corporation (other than Series B) which have been approved by the holders of the Series B that ranks equally with Series B both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(x)           “Per Share Debt Payments” shall mean all Debt Payments (as defined below) calculated on a per share basis with respect to each share of Series B held by such holder.

(y)           “Per Share Sale Payments” means all Sale Payments calculated on a per share basis with respect to each share of Series B held by such holder.

(z)           “Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity.

(aa)           “PIK Interest” means interest accrued at the Preferred Distribution Rate on PIK Dividends from the date such dividends would have otherwise been payable but for part (ii) of Section 4(a) through the date on which the PIK Dividends are paid in full.

(bb)           “Preferred Distribution Rate” means: (i) 8% per annum, non-compounded, to, but excluding, the Rate Increase Date; and (ii) from and after the Rate Increase Date, 12.0% per annum, non-compounded; provided, however, that (A) in the event that the Corporation shall (i) fail to redeem any shares of Series B on any Redemption Date, or (ii) fail to make a dividend payment on any Dividend Payment Date, then from and after such date, until such time that the Event of Default has been remedied in full, the Preferred Distribution Rate then in effect shall be increased to the Default Rate; and (B) upon the occurrence of an Event of Default (other than as described in clause (A) above) which is not cured within 30 days, until such time that the Event of Default has been remedied in full, the Preferred Distribution Rate then in effect shall be increased to the Default Rate.

(cc)           “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B.

(dd)           “Rate Increase Date” means January 1, 2015.

(ee)           “Redemption Date” means each of the First Redemption Date, the Second Redemption Date, the Final Redemption Date and the Optional Redemption Date.

(ff)           “Redemption Price” means, with respect to each share of Series B, as of any date of determination, an amount equal to (i) the Liquidation Preference; (ii) plus an amount equal to all accrued and unpaid dividends (other than PIK Dividends on the First Redemption Date and the Second Redemption Date) with respect to such share.

EXHIBIT 7.2.3

(gg)           “Sale Payments” means the aggregate “Sale Payments” (including, for the avoidance of doubt, “Deficit Payments”) received by holders of Series B pursuant to and as defined under the Contribution Agreement.

(hh)           “Second Redemption Date” means June 1, 2015.

(ii)           “Second Redemption Date Shares” means a number of shares of Series B equal to the quotient of (i) the difference between (A) $17,000,000, less (B) all Sale Payments and Debt Payments actually received by the holders of the Series B subsequent to the First Redemption Date and on or before the Second Redemption Date, divided by (ii) the Liquidation Preference calculated as of the Second Redemption Date.

(jj)           “Senior Stock” means, as the case may be, (i) any class or series of stock of the Corporation ranking senior to the Series B (and any Parity Stock) in respect of the right to receive dividends, (ii) any class or series of stock of the Corporation ranking senior to the Series B (and any Parity Stock) in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation or (iii) any class or series of stock of the Corporation ranking senior to the Series B (and any Parity Stock) in respect of the right to redemption.

(kk)           “Series A” means the 15% Cumulative Preferred Stock, Series A of the Corporation.

(ll)           “Series B Preferred Terms” means the terms of the Series B Preferred as set forth herein.

(mm)           “Unredeemed Shares” means any shares of Series B that the Corporation is obligated to redeem on any particular Redemption Date and in respect of which the Corporation has failed to deliver the Redemption Price in full on such Redemption Date.

(nn)           “Warrant Shares” means those shares of the Corporation’s Common Stock subject to that certain Warrant to Purchase Common Stock of American Spectrum Realty, Inc., dated December __, 2013, issued by the Corporation to Dunham & Associates Holdings, Inc.

Section 4.                      Dividends.

(a)           The record holders of Series B shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, on each outstanding share of Series B, cumulative cash dividends calculated at the Preferred Distribution Rate on the Liquidation Preference.  Except as otherwise set forth below, dividends on each outstanding share of Series B shall accrue and be cumulative from and including the issuance date of such share and shall be payable monthly in arrears on each Dividend Payment Date.  For dividends accruing during Dividend Periods ending before or on December 31, 2014, (i) 50% of such dividends shall be payable monthly in arrears on each Dividend Payment Date and (ii) 50% of such dividends (“PIK Dividends”) plus PIK Interest accrued thereon shall be payable on the Final Dividend Payment Date.  If any Dividend Payment Date is not a Business Day, then any dividend which would otherwise have been payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.  Dividends payable on the Series B in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on the Series B for any partial period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.  Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date.

(b)           Holders of Series B shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series B as specified in this Section 4 (subject to the other provisions of these Articles Supplementary).

(c)           So long as any share of Series B remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or any other shares of Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock) during a Dividend Period, unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 4(a) above, dividends on such amount), on all outstanding shares of Series B have been declared and paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series B on the applicable record date) and the Corporation has established and funded a reserve for the projected dividends and mandatory redemption payments required pursuant to Section 5 hereof for the succeeding twelve (12) month period owing with respect to the Series B.

EXHIBIT 7.2.3

(d)           All dividends declared and paid upon the Series B and each other class or series of Parity Stock shall be declared pro rata so that the amount of dividends declared and paid per share of Series B and such other class or series of Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B and such other class or series of Parity Stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of Parity Stock for prior Dividend Periods if such other class or series of Parity Stock does not have a cumulative dividend) bear to each other.  All dividends declared and paid upon the Series B shall be declared and paid in equal amounts on each such share outstanding at the close of business on the Dividend Record Date with respect to such dividend.

(e)           Subject to the foregoing and the provisions of Section 8(c), such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series B shall not be entitled to participate in any such dividends.

Section 5.                Liquidation Rights.

(a)           In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B shall be entitled to receive, for each share of Series B, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation (other than amounts owing to the Corporation in connection with any loans or credit advances made to the Corporation after the Original Issue Date by (i) any Affiliate of the Corporation, or (ii) to any officer, director or shareholder of the Corporation (or any of their respective Affiliates) which amounts shall be expressly subordinate to the amounts payable to the Series B pursuant to this Section 5(a)), before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock as to such distribution, payment in full in an amount equal to the sum of (A) the Liquidation Preference and (B) all accrued and unpaid dividends thereon, whether or not declared, to the date of payment.

(b)           In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B and the corresponding amounts payable on all shares of other classes or series of Parity Stock, then the holders of the Series B and each such other class or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)           If the liquidating distributions described in this Section 5 have been paid in full to all holders of Series B, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)           For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series B receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

EXHIBIT 7.2.3

(e)           In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B shall not be added to the Corporation’s total liabilities.

Section 6.               Redemption.

(a)           General. Series B shall not be redeemable except as set forth in this Section 6.

(b)           Mandatory Redemption.

(i)           On the First Redemption Date, the Corporation shall redeem the First Redemption Date Shares pro rata from the record holders thereof for cash in an amount per share equal to the Redemption Price calculated as of the First Redemption Date.

(ii)           On the Second Redemption Date, the Corporation shall redeem the Second Redemption Date Shares pro rata from the record holders thereof for cash in an amount per share equal to the Redemption Price calculated as of the Second Redemption Date.

(iii)           On the Final Redemption Date, the Corporation shall redeem from the record holders thereof, all remaining issued and outstanding Series B for cash in an amount per share equal to the Redemption Price calculated as of the Final Redemption Date.

(c)           Optional Redemption.  The holders of at least 75% of the then issued and outstanding Series B (the “Majority Holders”) shall have the right (the “Optional Redemption Right”), which right may be exercised by delivering to the Corporation an Optional Redemption Notice during the pendency of an Event of Default, to require the Corporation to redeem all (but not less than all) of the outstanding shares of Series B.

(i)           Promptly, but in no event later than five (5) days following the occurrence of an Event of Default, the Corporation shall deliver to the holders of record of Series B at their addresses as they appear on the Corporation’s stock transfer records a notice of occurrence of the Event of Default (the “Event of Default Notice”).  Such notice shall state: (A) the events constituting the Event of Default; (B) the date on which the Event of Default occurred; (C) that, as a result of the Event of Default, the holders of Series B may exercise the Optional Redemption Right; and (iv) the procedure set forth below which the holders of Series B must follow in order to validly exercise the Optional Redemption Right.

(ii)           The Optional Redemption Right may be exercised by the Majority Holders delivering, at any time during the pendency of an Event of Default, to the Corporation a notice in writing (an “Optional Redemption Notice”) stating the holders’ election for the Corporation to redeem shares of Series B.  An Optional Redemption Notice may not be withdrawn without the written consent of the Corporation.  The Majority Holders may deliver the Optional Redemption Notice at any time following the occurrence of the Event of Default and whether or not the Corporation has delivered an Event of Default Notice pursuant to Section 6(c)(i).

(iii)           Coordination with Parity Stock.

(A)           Promptly, and in any event no later than five days, following any delivery by the Series B holders to the Corporation of an Optional Redemption Notice, the Corporation shall deliver to the holders of record of each other class or series of Parity Stock of which any shares are then outstanding a notice of receipt of the Optional Redemption Notice, together with a copy of the Optional Redemption Notice.

EXHIBIT 7.2.3

(B)           Promptly, and in any event no later than five days, following any exercise by the holder or holders of any other class or series of Parity Stock, pursuant to the terms thereof, of the optional redemption right set forth therein corresponding to the Optional Redemption Right set forth herein (such right, a “Parity Optional Redemption Right” and such exercise, a “Parity Optional Redemption Exercise”), the Corporation shall deliver to the holders of record of Series B at their addresses as they appear on the Corporation’s stock transfer records a notice of such Parity Optional Redemption Exercise, together with a copy of the exercise notice received by the Corporation relating thereto.

(iv)           Optional Redemption Date.  If, during the pendency of an Event of Default, the Majority Holders exercise the Optional Redemption Right in accordance with this Section 6(c), the date of redemption of the Series B (the “Optional Redemption Date”) shall be the date that is 30 days after the delivery of the Optional Redemption Notice by such Series B holders to the Corporation; provided, however, that, in the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Majority Holders to the Corporation, if the Majority Holders shall have delivered the Optional Redemption Notice no later than 10 days following delivery by the Corporation of the notice described in Section 6(c)(iii)(B) in respect of the earliest such Parity Optional Redemption Exercise, then the Optional Redemption Date shall be accelerated (but not deferred) to be the same as the date of redemption of the Parity Stock to which such Parity Optional Redemption Exercise relates; provided further, that, subject to the foregoing proviso, the Corporation, by written notice to the Majority Holders, may in its sole discretion elect to accelerate (but not to defer) the Optional Redemption Date to coincide with the redemption date relating to any Parity Optional Redemption Exercise.

(d)           Redemption Payment.  For each share of Series B which is to be redeemed pursuant to this Section 6, the Corporation shall, on the applicable Redemption Date therefor or, if such Redemption Date is not a Business Day, on the first Business Day thereafter, pay to the holder thereof in full an amount in cash equal to the Redemption Price calculated as of such Redemption Date, to the same account or accounts that the Company pays dividends.  Upon payment in full of the Redemption Price in accordance with this Section 6(d), such shares of Series B shall be deemed to be no longer issued and outstanding.  In connection with any redemption of Series B, each holder of shares of Series B to be redeemed shall use reasonable efforts to surrender at the time of redemption at the Corporation’s principal office a certificate representing the shares of Series B such holder is redeeming; provided, however, that the holder’s right to have its shares of Series B redeemed shall not be contingent upon such holder returning its certificates to the Corporation.

(e)           Insufficient Redemption Proceeds.  In the event that, in connection with any redemption obligation pursuant to this Section 6, on any Redemption Date the Corporation is unable to satisfy in full (i) its obligations with respect to all shares of Series B required to be redeemed pursuant to this Section 6 on such Redemption Date, and (ii) the corresponding redemption obligations with respect to all shares of other classes or series of Parity Stock required to be redeemed on such Redemption Date pursuant to the terms thereof, then, in each such case, on such Redemption Date, the Corporation shall redeem only such number of shares of Series B and such number of shares of other classes or series of Parity Stock that legally may be redeemed on such date, to the fullest extent permitted by law, pro rata (as nearly as practical without creating fractional shares), and the holders of the Series B and each such other class or series of Parity Stock shall share ratably the proceeds available for redemption in proportion to the aggregate Redemption Price payable on the shares of Series B required to be redeemed on such Redemption Date pursuant to this Section 6 and the aggregate redemption price payable on the shares of Parity Stock required to be redeemed on such date pursuant to the terms of such Parity Stock.  Thereafter, as soon as the Corporation is legally permitted to do so under applicable law, the Corporation shall redeem the Unredeemed Shares and the remaining unredeemed shares of such other classes or series of Parity Stock required to be redeemed, to the fullest extent permitted by law, pro rata (as nearly as practical without creating any fractional shares), calculated as set forth in the immediately preceding sentence, until the Corporation satisfies in full its redemption obligations with respect to all such Unredeemed Shares and such remaining shares of Parity Stock required to be redeemed.  Unredeemed Shares shall continue to accrue dividends in accordance with the terms hereof up to but excluding the date on which the Corporation pays in full to the holders of such Unredeemed Shares in cash the Redemption Price (re-calculated as of such date).

Section 7.                      Conversion.  Holders of Series B shares shall have no right to exchange or convert such shares into any other securities.

EXHIBIT 7.2.3

Section 8.                      Voting Rights.

(a)           General.  The holders of Series B shall not have any voting rights except as set forth below.

(b)           Voting as Separate Class.  On any matter in which the Series B may vote as a separate class (as expressly provided herein), each outstanding share of Series B shall be entitled to one vote.

(c)           Preferred Directors.

(i)           Whenever (a) dividends on any shares of Series B shall be in arrears by more than thirty (30) days following the applicable Dividend Payment Date for three or more consecutive or non-consecutive monthly periods (a “Preferred Dividend Default”), or (b) any redemption payment owing with respect to 6(b) or Section 6(c) shall be in arrears by more than ninety (90) days following the applicable Redemption Date (a “Preferred Redemption Default” and together with any Preferred Divided Default, a “Preferred Default”) the holders of shares of the Series B (voting together as a single class) shall be entitled to vote for the election of a number of directors of the Corporation constituting a majority of the Board of Directors (the “Series B Directors”) and the entire Board of Directors, as applicable, will be increased by the number of the Series B Directors.

(ii)           In connection with the appointment of the Series B Directors, the independence requirements established under the Company’s Charter and the rules of the principal national securities exchange on which the Company’s securities are listed or admitted to trading must be satisfied.  The Series B Director will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal.  The election will take place at (A) either (I) a special meeting called in accordance with Section 8(c)(iii) below if the request is received more than 60 days before the date fixed for the Corporation’s next annual or special meeting of stockholders or (II) the next annual or special meeting of stockholders if the request is received within 60 days of the date fixed for the Corporation’s next annual or special meeting of stockholders, and (B) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all dividends with respect to the Series B for all past Dividend Periods that have ended and all past redemption payments owing with respect to the Series B have been paid in full.

(iii)           At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series B, a special meeting of the holders of Series B by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 20 days after the date such notice is given.  At any such annual or special meeting, all of the holders of the Series B, by plurality vote, voting together as a single class will be entitled to elect a number of directors constituting a majority of the Board of Directors on the basis of one vote per share of Series B. The holder or holders of one-third of the Series B then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors. Notice of all meetings at which holders of the Series B shall be entitled to vote will be given to such holders at their addresses as they appear in the stock transfer records.  At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series B present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B that would have been entitled to vote at such special meeting.

(iv)           If and when all accumulated dividends on the Series B for the past Dividend Periods and all redemption payments not paid in full on a past Redemption Date shall have been fully paid or declared and a sum sufficient for the payment thereof is set apart for payment, the right of the holders of Series B to elect the Preferred Directors shall immediately cease (subject to re-vesting in the event of each and every Preferred Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly.  Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B. So long as a Preferred Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of a majority of the Preferred Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B when they have the voting rights described above.  Each of the Preferred Directors shall be entitled to one vote on any matter.

EXHIBIT 7.2.3

(v)           The procedures in this Section 8(c) for the calling of meetings and the election of the Preferred Directors will, to the extent permitted by law, supersede anything inconsistent contained in the Bylaws of the Corporation (including any provision calling for a classified board) and, without limitation to foregoing, the Bylaws of the Corporation will not be applicable to the election of directors by holders of Series B pursuant to this Section 8(c).  Notwithstanding the Bylaws of the Corporation, the number of directors constituting the entire Board of Directors will be automatically increased to include the directors to be elected pursuant to this Section 8(c).  The Corporation agrees to diligently and promptly cooperate in good faith with the holders of the Series B and to perform any and all actions requested by the holders of the Series B that are necessary in connection with the election of the Preferred Directors, including (A) executing and delivering any and all agreements, documents, resolutions or other instruments that may be required for the election of the Series B Directors, and (b) refraining from taking any action that would in any way restrict, limit or interfere with the election of the Preferred Directors.

(d)           Protective Provisions.  So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least a majority of the then outstanding shares of Series B given in person or by proxy, either in writing or by electronic transmission without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(i)           (A) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock or Parity Stock, or reclassify any authorized shares of capital stock into Senior Stock or Parity Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Stock or Parity Stock; (B) issue shares of Series B and Parity Stock to any Person; or (C) authorize, create or issue any class of Junior Stock that gives the holders thereof the right to participate in, interfere with or restrict the management or operations of the Corporation or prohibits the holders of the Series B from exercising their rights and remedies hereunder;

(ii)           amend, alter or repeal any provisions of the Series B Preferred Terms as set forth herein, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise;

(iii)           amend, alter or repeal the provisions of these Articles Supplementary;

(iv)           amend, alter or repeal the provision of the Articles Supplementary with respect to the Series A;

(v)           amend, alter or repeal the provisions of the Charter (other than these Articles Supplementary or the Articles Supplementary of the Series A) or the Bylaws, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to adversely affect any right, preference, privilege, obligation or voting power of the Series B or holders thereof;

(vi)           incur any indebtedness or other obligations, or refinance any existing indebtedness, that would prohibit the Corporation from making the dividend or redemption payments attributable to the Series B and/or performing the terms and conditions of the Contribution Agreement;

(vii)           except as expressly set forth in the Contribution Agreement, exceed the Indebtedness Limit (as defined in the Contribution Agreement) with respect to any indebtedness securing or encumbering any of the properties contributed to the Corporation and its Affiliates pursuant to the Contribution Agreement (the “Contributed Properties”);

EXHIBIT 7.2.3

(viii)           increase (A) the aggregate outstanding principal amount of any individual indebtedness of the Corporation and its Affiliates existing as of the Original Issue Date that is secured by real property by greater than $250,000 (excluding for purposes of this Section 8(d)(viii)(A) indebtedness authorized pursuant to the Contribution Agreement with respect to the Contributed Properties), such $250,000 being inclusive of any and all expenses, prepayment fees, defeasances, etc. associated with such increase; and (B) the aggregate outstanding principal amount of all unsecured indebtedness of the Corporation and its Affiliates existing as of the Original Issue Date by greater than $250,000, such $250,000 shall be inclusive of any and all expenses, prepayment fees, defeasances, etc. associated with such increase; provided, however, that in either instance, the Corporation may exceed such $250,000 limit if any and all amounts borrowed in excess of such $250,000 are paid to the holders of outstanding Series B and reduce the Liquidation Preference (“Debt Payments”).  All Debt Payments shall be paid to the holders of the Series B, pro rata, as promptly as practicable (but in no event later than five (5) Business Days) following the closing of the applicable financing;

(ix)           redeem, repurchase or otherwise acquire for value any Junior Stock;

(x)           declare and make any dividends to any Junior Stock unless the Corporation is current on all dividend and redemption payments owing to the Series B and has adequately funded a reserve in an amount necessary to make all dividend and redemption payments owing with respect to the Series B for the following 12 month period;

(xi)           incur any indebtedness after the Original Issue Date from (A) any Affiliate of the Corporation, or (B) any officer, director or shareholder of the Corporation (or any of their respective Affiliates);

(xii)           engage in any transaction (other than those described in subclause (xi) above) outside the ordinary course of business consistent with past practice between the Corporation and (A) any Affiliate of the Corporation, or (B) any officer, director or shareholder of the Corporation (or any of their respective Affiliates), in either case that would reasonably be expected to adversely affect the rights of the Series B;

(xiii)           take any corporate action in the furtherance of, or suffer to exist, any of the following:

(A)           the commencement by the Corporation of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(B)           the consent by the Corporation to the entry of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(C)           the filing of a petition or answer or consent by the Corporation seeking reorganization or relief under any applicable federal or state law;

(D)           the Corporation:

(1)           consenting to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Corporation or of any substantial part of its property;

(2)           making an assignment for the benefit of creditors; or

(3)           admitting in writing its inability to pay its debts generally as they become due.

(xiv)           enter into any transaction or take any corporate action which could reasonably be expected to result in, or suffer to exist, a Change of Control;

EXHIBIT 7.2.3

  (xv)           declare or pay any distributions on the Junior Stock;

  (xvi)           increase the size of the Corporation’s Board of Directors (other than in connection with the exercise of the rights set forth in Section 8(c) hereof);

  (xvii)           amend, alter or repeal, directly or indirectly through American Spectrum Operating Partnership L.P., the provisions of the Limited Liability Company Agreement of American Spectrum Dunham Properties, LLC, so as to adversely affect any right, preference, privilege, obligation or voting power of the Series B or holders thereof; or

  (xviii)           undertake any liquidation, dissolution or winding up of the Corporation.

Section 9.                      Record Holders.  To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10.                      No Sinking Fund.  No sinking fund has been established for the retirement or redemption of Series B.

Section 11.                      Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 12.                      Severability of Provisions.  If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B set forth in the Charter, including the Series B Preferred Terms, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 13.                      Notices.  All notices or communications in respect of Series B shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles Supplementary, in the Charter or Bylaws or by applicable law.

Section 14.                      No Preemptive Rights.  No share of Series B shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 15.                      Replacement Certificates.  The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 16.                      Other Rights.  The shares of Series B shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

SECOND:  The shares of Series B have been classified and designated by the Board of Directors under the authority contained in the Charter.

EXHIBIT 7.2.3

THIRD:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH:  The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, AMERICAN SPECTRUM REALTY, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary, this ____ day of December, 2013.

AMERICAN SPECTRUM REALTY, INC.

By:
Name: William J. Carden
Title: President

ATTEST:

Name:
Title: Secretary

EXHIBIT 7.2.3

RENT ROLLS

[To be provided]

EXHIBIT 8.3.2

Exhibit 8.3.2 Page 1

Rent Rolls **Exhibit 8.3.2**

Florida property:

Rent Roll dated 12/07/2013 – attached

Murrieta Plaza property:

Tenant	Lease Start	Lease End
Harbor Freight Tools USA, Inc.	08/28/2013	08/31/2023
Vacant Space		

Subject lease included in Dropbox:
H:\Dropbox\American Spectrum Properties\Murrieta - American Spectrum Property Checklist

Quail Run property:

Tenant	Lease Start	Lease End
Ira Goldberg	12/01/2013	06/30/2014

Subject lease included in Dropbox:
H:\Dropbox\American Spectrum Properties\Quail Run - American Spectrum Property Checklist

San Ysidro property:

Rent Roll dated 12/11/2013 – attached

Verdugo property:

Rent Roll dated 12/1/2013 – attached

Wilmington property:

Tenant	Lease Start	Lease End
Lyte Industrial Services, LLC	11/01/2013	11/30/2013

Subject lease included in Dropbox:
H:\Dropbox\American Spectrum Properties\Wilmington - American Spectrum Property Checklist

EXHIBIT 8.3.2
-2.-

Rent Roll

Properties: Rancho Coronado - 740 Florida Street Imperial Beach, CA 91932

Units: Active

As of: 12/07/2013

Unit	BD/BA	Tenant	Status	Sqft	Market Rent	Rent	Deposit	Lease From	Lease To	Move-in	Move-out
Rancho Coronado - 740 Florida Street Imperial Beach, CA 91932											
1100	1/1.00	Victor E. Tapia	Current	589	1,100.00	1,100.00	750.00	11/06/2013	10/31/2014	11/06/2013	
1102	2/1.50	Suzanna Vazquez	Current	810	1,300.00	1,300.00	950.00	09/01/2013	08/31/2014	09/06/2011	
1104	2/1.50	Clay S. Peacock	Current	810	1,300.00	1,300.00	950.00	06/11/2013	05/31/2014	06/11/2013	
1106	2/1.50	Monica Roberts	Current	810	1,300.00	1,375.00	1,200.00	10/01/2011		07/01/2011	
1108	1/1.00	Shamika C. Lee	Current	589	1,050.00	1,050.00	750.00	02/15/2013	01/31/2014	02/14/2013	
1110	2/1.50	Shlomo Ben Moshe	Current	810	1,300.00	1,325.00	1,400.00	03/01/2012		03/01/2012	
1112	2/1.50	Tanya J. Navarro	Current	810	1,350.00	1,350.00	950.00	10/11/2013	09/30/2014	10/11/2013	
1114	2/1.50	Dana Singson	Current	810	1,300.00	1,300.00	925.00	05/23/2012	04/30/2014	05/23/2012	
740	2/1.00	Neisha Lopez	Current	790	1,250.00	775.00	350.00	07/13/2012		07/16/2012	
742	2/1.00	Marlain D. Curtis	Current	790	1,300.00	1,300.00	1,450.00	12/07/2013	11/30/2014	12/07/2013	
744	2/1.00	Shane M. Guokas	Current	790	1,300.00	1,300.00	950.00	11/09/2013	10/31/2014	11/09/2013	
746	2/1.00	Sandra Zuniga	Current	790	1,250.00	1,275.00	900.00	09/29/2012	08/31/2014	09/29/2012	
748	2/1.00	Jose A. Tabullo	Current	790	1,350.00	1,350.00	950.00	08/28/2013	07/31/2014	08/26/2013	
750	2/1.00	Michael Moran	Current	790	1,250.00	1,350.00	0.00	10/01/2008		09/12/2008	
752	2/1.00	Karen E. Lassiter	Current	790	1,250.00	1,300.00	900.00	12/03/2012	11/30/2013	12/03/2012	
754	2/1.00	cameron b. cowart	Current	790	1,250.00	1,250.00	900.00	06/05/2013	05/31/2014	06/05/2013	
758	2/1.00	EMILY K. FARLE	Current	790	1,250.00	1,250.00	900.00	04/27/2013	03/31/2014	04/27/2013	
760	2/1.00	Emeterio Mananzan	Current	790	1,250.00	1,525.00	1,000.00	07/01/2009		07/01/2009	

Exhibit 8.3.2 Page 2

Created on 12/07/2013

Page 1

EXHIBIT 8.3.2

Rent Roll

Unit	BD/BA	Tenant	Status	Sqft	Market Rent	Rent	Deposit	Lease From	Lease To	Move-in	Move-out
762	2/1.00	Laura L. Medrano	Current	790	1,250.00	1,275.00	1,150.00	09/05/2012	08/31/2014	09/05/2012	
764	2/1.00	Alicia Garcia	Current	790	1,250.00	1,300.00	1,200.00	01/27/2012	10/31/2014	01/27/2011	
766	2/1.00	Stephon Howell	Current	790	1,250.00	1,275.00	700.00	06/14/2011		06/14/2011	
768	2/1.00	Logan A. Dahle	Current	790	1,250.00	1,250.00	1,150.00	08/08/2013	07/31/2014	08/08/2013	
770	2/1.00	Cynthia Guzman	Current	790	1,300.00	1,300.00	1,450.00	11/09/2013	10/31/2014	11/09/2013	
772	2/1.00	Jose A. Valencia	Current	790	1,250.00	1,450.00	900.00	11/19/2012	10/31/2014	11/19/2012	
776	2/1.50	Reza Indrawan	Current	810	1,300.00	1,300.00	950.00	02/05/2013	01/31/2014	02/05/2013	
778	2/1.50	Steven Simpson	Current	810	1,300.00	1,500.00	1,000.00	12/01/2013		09/01/2010	
780	3/2.00	April Hollowell	Current	1,020	1,675.00	1,675.00	1,250.00	05/28/2013	05/31/2014	06/28/2013	
782	2/1.50	Kyley N. Savas	Current	810	1,300.00	1,350.00	1,200.00	11/07/2012	10/31/2014	11/07/2012	
784	2/1.50	Ricky Flores	Current	810	1,350.00	1,350.00	1,450.00	11/08/2013	10/31/2014	11/08/2013	
786	3/2.00	Balthazar O. Reforsado	Current	1,020	1,675.00	1,675.00	1,250.00	03/29/2013	02/28/2014	03/28/2013	
788	2/1.50	Joshua A. Poirier	Current	810	1,350.00	1,350.00	950.00	12/03/2013	11/30/2014	12/03/2013	
790	2/1.50	Larry Guerrero	Current	810	1,300.00	1,475.00	950.00	07/01/2011		07/01/2011	
792	3/2.00	Tracy A. Vanis	Current	1,020	1,675.00	1,675.00	1,250.00	06/25/2013	05/31/2014	06/24/2013	
794	2/1.50	Lauren Fletcher	Current	810	1,300.00	1,300.00	950.00	06/01/2013	05/31/2014	06/01/2013	
796	2/1.50	Brian C. Bailey	Current	810	1,350.00	1,500.00	950.00	09/21/2013	08/31/2014	09/21/2013	
798	3/2.00	Juana Villegas	Current	1,020	1,700.00	1,700.00	1,000.00	06/08/2009		06/08/2009	
36 Units			**100.0% Occupied**	**29,238**	**47,525.00**	**48,475.00**	**35,875.00**				
Total 36 Units			**100.0% Occupied**	**29,238**	**47,525.00**	**48,475.00**	**35,875.00**				

Exhibit 8.3.2 Page 3

Created on 12/07/2013

Page 2

EXHIBIT 8.3.2

Exhibit 8.3.2 Page 4
Page 1

Printed: 12/11/13

RENT ROLL
December 2013
Wood Property Management, Inc.

Unit # Address	Unit Status	Tenant Name	Tenant Status Sq. Ft	Lease Expires	Tenant Rec Chgs Deposit Held	Charges MTD Pymts MTD	Last Payment Balance Due
PROPERTY: 251 -- 251-263 Cypress Dr							
251-251 251 251-263 Cypress Dr#251 251	Occupied	Javier Valdes	Current 0		0.00 0.00	475.00 475.00	12/03/13 1,236.00
251-251-253 251-263 Cypress Dr#251-253	Occupied	Carlos Velasquez	Current 0	mo/mo	800.00 800.00	875.00 875.00	12/03/13 0.00
251-251-255 251-263 Cypress Dr#251-255	Occupied	Lupe trejo	Current 0		0.00 0.00	875.00 875.00	12/01/13 0.00
251-251-257 251-263 Cypress Dr#251-257	Occupied	Ricardo Gonzalez	Current 0		0.00 400.00	875.00 875.00	12/09/13 400.00
251-251-259 251-263 Cypress Dr#251-259	Occupied	Cristin Moreno	Current 0		600.00 0.00	875.00 875.00	12/03/13 0.00
251-251-261 251-263 Cypress Dr#251-261	Occupied	Felipe Frausto	Current 0	mo to mo	800.00 400.00	875.00 875.00	12/03/13 0.00
251-251-263 251-263 Cypress Dr#251-263	Occupied	Andrei Canale	Current 0	08/31/13	0.00 875.00	875.00 875.00	12/05/13 0.00
TOTAL OF 7 RECORD(S) FOR PROPERTY# 251			0		2,200.00 2,475.00	5,725.00 5,725.00	1,636.00
TOTAL FOR ALL PROPERTIES			0		2,200.00 2,475.00	5,725.00 5,725.00	1,636.00

EXHIBIT 8.3.2

Verdugo Rent Roll
3600 North Verdugo Road, Glendale, CA 92108

12/1/13

Suite #	Lessee	Rate Per SF	Rentable Sq Ft	Monthly Rent	Annual Rent	Lease Start	Lease End	Annual Increases	CAM Percentage	Monthly CAM	Annual CAM	Extension Options
101	Vacant		859	0.00	0.00				3.206%			
102	Studio III Marketing, Inc. (Studio IV Salon	2.25	680	1,530.00	18,360.00	6/1/13	5/31/16	3.00%	2.537%	308.93	3,707.16	1 X 5 yrs
103	Arbi Barseghian and Karmen Sefya (Aria	3.21	1,270	4,071.44	48,857.28	12/1/10	11/30/17	4.00%	5.000%	577.36	6,928.32	2 X 7 yrs
104	Pro-Italia Motors, Inc.	2.25	1,351	3,039.75	36,477.00	10/1/12	9/30/17	3.00%	5.060%	614.18	7,370.16	2 X 5 yrs
105	Pro-Italia Motors, Inc.	2.25	1,362	3,064.50	36,774.00	10/1/12	9/30/17	3.00%	5.060%	619.18	7,430.16	2 X 5 yrs
106	Studio III Marketing, Inc.	2.25	1,278	2,875.50	34,506.00	6/1/13	5/31/16	3.00%	4.768%	580.61	6,967.32	1 X 5 yrs
200	Dr. Rozheh Babaan (The Orthodontic Stu	2.63	1,769	4,646.28	55,755.36	3/1/12	2/28/22	3.00%	6.596%	39.93	479.16	2 X 5 yrs
201	Dr. Leon Kiraj and Dr. Liana Muradyn (Int	2.68	1,662	4,452.65	53,431.80	11/1/11	10/31/21	2.50%	6.199%	37.52	450.28	2 X 5 yrs
202	Email Avanes, M.D., A Professional Corp	2.60	2,340	6,084.00	73,008.00	5/1/13	4/30/21	3.00%	8.728%			2 X 5 yrs
203	Dr. Carl D. Werts, D.D.S., F.A.G.D.	2.60	1,097	2,852.20	34,226.40	4/1/13	3/31/23	3.00%	4.092%			2 X 5 yrs
207	Raya Shanazarian (Nature's Treasures)	2.63	1,550	4,071.08	48,852.96	3/1/12	2/28/17	3.00%	5.781%	34.99	419.88	1 X 5 yrs
210	Su and Chang Dermatology Associates,	2.60	1,737	4,516.20	54,194.40	11/1/13	10/31/23	3.00%	6.479%			2 X 5 yrs
300	Hanriet Minasian-Arakelian, D.O., Inc.	2.78	3,441	9,569.42	114,833.04	11/1/10	8/31/15	3.00%	12.835%	542.94	6,515.28	1 X 5 yrs
301	Amalia A. Armenta M.D., A Professional	2.65	1,522	4,036.72	48,440.64	11/1/11	10/31/16	3.00%	5.677%	34.36	412.32	2 X 5 yrs
302	Vahagn Hakopyan, D.D.S., A Profession	2.60	1,114	2,896.40	34,756.80	2/1/14	1/31/19	3.00%	4.156%			2 X 5 yrs
303	Unilab Corporation dba Quest Diagnostic	2.63	1,746	4,585.87	55,030.44	5/1/12	4/30/17	3.00%	6.512%	39.41	472.92	2 X 3 yrs
305	Studio III Marketing, Inc.	2.65	2,025	5,366.25	64,395.00	1/1/14	12/31/18	3.00%	7.555%			1 X 5 yrs
13	Count	Totals	26,803	67,658.26	811,899.12				100.24%	3,429.41	41,152.96	

Retail:	Leased	87.37%	5,941	69,395.81 December Rents	Retail CAM:	2,700.26	32,403.12
	Vacant	12.63%	859		Office CAM:	729.15	8,749.84
	Subtotal	100.00%	6,800				
Office:	Leased	100.00%	20,003				
	Vacant	0.00%	0				
	Subtotal	100.00%	20,003				
Totals:	Leased	96.80%	25,944				
	Vacant	3.20%	859				
	Total	100.00%	26,803				
Retail:	Occupied	87.37%	5,941				
	Unoccupied	12.63%	859				
	Subtotal	100.00%	6,800				
Office:	Occupied	84.31%	16,864				
	Unoccupied	15.69%	3,139				
	Subtotal	100.00%	20,003				
Totals:	Occupied	85.08%	22,805				
	Unoccupied	14.92%	3,998				
	Total	100.00%	26,803				

Exhibit 8.3.2 Page 5

EXHIBIT 8.3.2